                                                                    Exhibit 10.2

                           LAKESIDE TECHNOLOGY CENTER
                              350 EAST CERMAK ROAD
                             CHICAGO, ILLINOIS 60616











                                 LEASE AGREEMENT

                                     BETWEEN

         CARLYLE-CORE CHICAGO LLC, A DELAWARE LIMITED LIABILITY COMPANY
                                  ("Landlord")

                                       AND

              NET2000 COMMUNICATIONS, INC., A DELAWARE CORPORATION
                                   ("Tenant")

TABLE OF CONTENTS

1.  BASIC LEASE INFORMATION .............................................      1
2.  LEASE GRANT .........................................................      4
3.  TERM; POSSESSION ....................................................      4
4.  RENT ................................................................      5
5.  COMPLIANCE WITH LAWS; USE ...........................................      9
6.  EQUIPMENT SPACE .....................................................     11
7.  SERVICES ............................................................     12
8.  ALTERATIONS .........................................................     15
9.  MAINTENANCE .........................................................     17
10. ENTRY BY LANDLORD ...................................................     17
11. ASSIGNMENT AND SUBLETTING ...........................................     17
12. LIENS ...............................................................     19
13. INDEMNITY AND WAIVER OF CLAIMS ......................................     19
14. INSURANCE ...........................................................     20
15. SUBROGATION .........................................................     21
16. CASUALTY DAMAGE .....................................................     21
17. CONDEMNATION ........................................................     22
18. SECURITY DEPOSIT ....................................................     22
19. EVENTS OF DEFAULT ...................................................     23
20. REMEDIES ............................................................     24
21. LIMITATION OF LIABILITY; LANDLORD'S TRANSFER ........................     25
22. NO WAIVER ...........................................................     25
23. QUIET ENJOYMENT .....................................................     25
24. RELOCATION ..........................................................     25
25. HOLDING OVER ........................................................     25
26. SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE ....................     26
27. ATTORNEYS' FEES .....................................................     26
28. NOTICES .............................................................     26
29. EXCEPTED RIGHTS .....................................................     27
30. SURRENDER OF PREMISES ...............................................     27
31. PARKING .............................................................     27
32. ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS ...........................     27
33. MISCELLANEOUS .......................................................     30
34. ENTIRE AGREEMENT ....................................................     33


EXHIBIT A (Outline and Location of Premises and Landlord's Conduits) EXHIBIT B (INTENTIONALLY OMITTED)
EXHIBIT C (Description of Property)
EXHIBIT D (Rules and Regulations))
EXHIBIT E (Commencement Letter)
EXHIBIT F (Haz Mat Certificate)
EXHIBIT G (Tenant Options)

EXHIBIT H (Form of Landlord Consent and Subordination Agreement)

                                 LEASE AGREEMENT

      This Lease ("Lease") is made and entered into as of May 15, 2000, by and between CARLYLE-CORE CHICAGO LLC, a Delaware limited liability company ("Landlord") and NET2000 COMMUNICATIONS, INC., a Delaware corporation ("Tenant").

1.    BASIC LEASE INFORMATION.

      (a) "Building" shall mean the building located at 350 East Cermak Road, Chicago, Illinois 60616.

      (b) "Rentable Square Footage of the Building" is estimated to be approximately 1,090,000 rentable square feet, subject to Landlord's Confirmation (defined below).

      (c) "Premises" shall mean the area shown on EXHIBIT A to this Lease. The Premises are located on the second (2nd) floor of the Building. The "Rentable Square Footage of the Premises" is estimated to be approximately 25,000 rentable square feet. If the Premises include one or more floors in their entirety, all corridors, elevator lobbies and restroom facilities located on such full floor(s) shall be considered part of the Premises. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Premises, the Rentable Square Footage of the Equipment Space and the Rentable Square Footage of the Building as stated herein are estimates, subject to final measurement by Landlord ("Landlord's Confirmation"). Such measurement shall be performed in accordance with ANSI/BOMA Z65.1-1996 ("BOMA Standard"). As used herein "Usable Area", "Usable Square Feet", "Rentable Square Feet", "Rentable Area" and/or "Rentable Square Footage" shall be the amounts determined by Landlord, based upon calculation of usable areas and rentable areas in accordance with the BOMA Standard, as a result of Landlord's Confirmation. Following Landlord's Confirmation (i) Landlord shall deliver a copy of Landlord's Confirmation to Tenant for Tenant's review and confirmation, and (ii) Landlord will set forth the final confirmed measurements in a Commencement Letter in the form of Exhibit E attached hereto.

      (d) "Equipment Space" shall mean the Rooftop Space, Generator Space and Electrical Space (as described in Article 6 herein). The Rentable Square Footage of the Equipment Space is estimated to be approximately 3,400 Rentable Square Feet (assuming 300 Rentable Square Feet of Electrical Space), subject to Landlord's Confirmation.

      (e)   "Base Rent":

                                   PERIOD
                               (FOLLOWING RENT           ANNUAL RATE
                              COMMENCEMENT DATE)       PER SQUARE FOOT
                              ------------------       ---------------
                                   Year 1                  $26.50
                                   Year 2                  $27.30
                                   Year 3                  $28.11
                                   Year 4                  $28.96
                                   Year 5                  $29.83
                                   Year 6                  $30.72
                                   Year 7                  $31.64
                                   Year 8                  $32.59
                                   Year 9                  $33.57
                                   Year 10                 $34.58
                                   Year 11                 $35.61
                                   Year 12                 $36.68
                                   Year 13                 $37.78
                                   Year 14                 $38.92
                                   Year 15                 $40.08

      (f)   "Equipment Space Rent":


                              PERIOD
                          (FOLLOWING RENT            ANNUAL RATE
                        COMMENCEMENT DATE)         PER SQUARE FOOT
                        ------------------         ---------------
                              Year 1                   $26.50
                              Year 2                   $27.30
                              Year 3                   $28.11
                              Year 4                   $28.96
                              Year 5                   $29.83
                              Year 6                   $30.72
                              Year 7                   $31.64
                              Year 8                   $32.59
                              Year 9                   $33.57
                              Year 10                  $34.58
                              Year 11                  $35.61
                              Year 12                  $36.68
                              Year 13                  $37.78
                              Year 14                  $38.92
                              Year 15                  $40.08

      (g) "Tenant's Pro Rata Share": The ratio (expressed as a percentage) that the Rentable Area of the Premises and the Equipment Space located within the Building (if applicable) bears to the Rentable Area of the Building; said amount to be determined by Landlord's Confirmation.

      (h) "Commencement Date": The date of mutual execution and delivery of this Lease.

      (i) "Rent Commencement Date": The later to occur of (i) the date that is four (4) months from the Commencement Date and (ii) the date upon which a certificate of occupancy, temporary or conditional certificate of occupancy or other applicable approval or sign-off as may be necessary for the legal occupancy of the Building has been issued by the appropriate authority.

      (j) "Term": A period commencing on the Commencement Date and expiring on the date ("Expiration Date") that is fifteen (15) years from the Rent Commencement Date.

      (k)   "Security Deposit": $188,150.01.

      (1)   "Guarantor(s)": None.

      (m) "Broker(s)": Core Location Realty Associates of Chicago, LLC, representing Landlord and Insignia/ESG, representing Tenant.

      (n) "Permitted Use": (i) installation, operation and maintenance and repair and/or replacement of internet or telecommunications and transmission equipment and facilities, including without limitation local and long distance switch, node and Co-location (as defined in Article 11) and webhosting, subject to the limitations set forth in this Lease, as the primary use, and (ii) the storage of tools, parts and replacement equipment and (iii) associated general office use required to support, monitor and maintain use described in clause
            (i) above.


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
      (o)   "Notice Addresses":

            Tenant:

            Net2000 Communications, Inc.
            2180 Fox Mill Road
            Herndon, Virginia 20171
            Attention: Legal Department

            With a copy to:

            Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
            One Financial Center
            Boston, Massachusetts 02111
            Attention: Daniel O. Gaquin, Esq.

            Landlord:

            CARLYLE-CORE CHICAGO LLC
            c/o Core Location Realty Associates of Chicago, LLC
            4520 East-West Highway, Suite 650
            Bethesda, Maryland 20814
            Attention: Mark Ezra

            With a copy to:

            Shartsis, Friese & Ginsburg LLP
            One Maritime Plaza, 18th Floor
            San Francisco, California 94111
            Attention: Jonathan M. Kennedy, Esq.

            and

            The Carlyle Group
            1001 Pennsylvania Avenue
            Suite 220 South
            Washington, DC 20004
            Attention: Gary Block

      (p)   "Rent Payment Address":

            CARLYLE-CORE CHICAGO LLC
            c/o Core Location Realty Associates of Chicago, LLC
            4520 East-West Highway, Suite 650
            Bethesda, Maryland 20814
            Attention: Management Agent

      (q) "Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and any other union-recognized holidays ("Holidays"). Landlord may reasonably designate additional Holidays if such days are holidays recognized by the State of Illinois and/or the federal government.

      (r) "Landlord Work" shall mean the delivery of the Premises and Equipment Space in broom clean condition and free of Hazardous Materials (defined in Article 32 below) in violation of Environmental


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
            Laws (defined in Article 32 below), with the following work completed substantially in accordance with the base Building plans:

            (i)   plumbing risers installed;

            (ii) sprinkler system consisting of horizontal and branch piping distributed from a vertical riser system (Landlord shall provide the contacts on the Building fire alarm panel which is located on the 1st floor);

            (iii) the core side of the common area corridors (Tenant is responsible for Tenant's side) demised with drywall meeting all applicable codes;

            (iv) communications risers capable of handling fiber optic voice and data lines; and

            (v) bathrooms, core doors (as required for the base Building as opposed to the Premises) and elevator recall buttons to be delivered in compliance with Americans Disabilities Act and other applicable laws.

      (s) "Law(s)" means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.

      (t) "Property" means the Building, the parking lot serving the Building and the parcel(s) of land on which they are located and, at Landlord's discretion, other improvements serving the Building, if any, and the parcel(s) of land on which they are located. The Property is generally described in EXHIBIT C attached hereto, provided the parties acknowledge that the Property is subject to change, by addition, reduction or improvement thereon, from time to time.

2.    LEASE GRANT.

      (a) Premises. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Property that are designated by Landlord for the common use of tenants and others, such as sidewalks, unreserved parking areas, common corridors, elevator foyers, restrooms, vending areas and lobby areas (the "Common Areas"). Landlord currently intends to provide access to the shared conference room within the Building to tenants and, for so long as such conference room is made available (Landlord has no present intention to terminate the availability of the conference room), Tenant shall have the right, in common with the other tenants, to use such facility.

      (b) Equipment Space. Additionally, pursuant to the provisions of Article 6 below, Tenant shall have the exclusive right to place certain equipment in the Equipment Space.

3.    TERM; POSSESSION.

      The Term shall commence on the Commencement Date and shall expire, if not sooner terminated pursuant to the provisions of this Lease, on the Expiration Date. On the Commencement Date, the Premises and Equipment Space are accepted by Tenant in "as is" condition and configuration, subject to Landlord's maintenance and repair obligations set forth in this Lease. By taking possession of the Premises and Equipment Space, Tenant agrees that the Premises and Equipment Space are in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the condition of the Premises, Equipment Space or the Building except as may be expressly set forth herein. If Landlord is delayed in delivering possession of the Premises and Equipment Space or any other space, Landlord shall use reasonable efforts to obtain possession of the space, but no such delay shall nullify this Lease or give rise to any claim for damages on the part of Tenant. If Tenant takes possession of the Premises or Equipment Space before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease except that, prior to the Rent Commencement Date, Tenant will not be required to pay Rent hereunder.

4.    RENT.

      (a) Payments. As consideration for this Lease, Tenant shall pay Landlord at the Rent Payment Address (or such other address as Landlord may from time to time specify in writing as the Rent Payment Address), without any setoff or deduction (except as expressly provided in this Lease), the total amount of Base Rent, Equipment Space Rent and Additional Rent due for the Term, commencing as of the Rent Commencement Date. "Additional Rent" means all sums (exclusive of Base Rent and Equipment Space Rent) that Tenant is required to pay Landlord. Additional Rent, Base Rent and Equipment Space Rent are sometimes collectively referred to as "Rent". Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law. Base Rent, Equipment Space Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent and Equipment Space Rent (based upon the estimated Rentable Area of the Premises and Equipment Space described in Sections 1(c) and 1(d) above) for the first full calendar month following the Rent Commencement Date shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before thirty (30) days after billing by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord. If Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administration fee equal to five percent (5%) of the past due Rent. If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the Rent for the month shall be prorated based on the number of days in such calendar month. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and Landlord may accept the check or payment without prejudice to Landlord's right to recover the balance or pursue other available remedies. Except as expressly provided herein, Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

      (b) Payment of Tenant's Pro Rata Share of Operating Expenses and Property Taxes.

            (i)   Generally. Commencing as of the Rent Commencement Date,
                  Tenant shall pay as Additional Rent, Tenant's Pro Rata Share of the total amount of Operating Expenses (defined below) and Property Taxes (defined below) for each calendar year during the Term. Landlord shall provide Tenant with a good faith estimate of the total amount of Operating Expenses and Property Taxes for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the total amount of Operating Expenses and Property Taxes. If Landlord determines that its estimate was incorrect, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the total amount of Operating Expenses and Property Taxes by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate. Tenant shall pay Landlord the amount of any underpayment within thirty (30) days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within thirty (30) days or credited against the next due future installment(s) of Additional Rent.


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
            (ii) Reconciliation Statement. As soon as is reasonably practical following the end of each calendar year, Landlord shall furnish Tenant with a statement ("Reconciliation Statement") of the actual amount of Operating Expenses and Property Taxes for the prior calendar year and Tenant's Pro Rata Share of same. If the amount of Operating Expenses and Property Taxes actually paid by Tenant for the prior calendar year is more than the actual amount of Operating Expenses and Property Taxes for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or refund such amount within thirty (30) days after the Reconciliation Statement is provided to Tenant, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due, if any. If the amount of Operating Expenses and Property Taxes paid by Tenant for the prior calendar year is less than the actual amount of Operating Expenses and Property Taxes for such prior year, Tenant shall pay Landlord, within thirty (30) days after its receipt of the Reconciliation Statement of Operating Expenses and Property Taxes, any underpayment for the prior calendar year. The obligations of Landlord and Tenant under this Section 4(b) shall survive the expiration or sooner termination of the Term.

            (iii) Audit.

                  (A) Provided that Tenant is not in default under this Lease (beyond any applicable notice and cure periods) as of the date of Tenant's exercise of its audit rights, within ninety (90) days after receipt of a Reconciliation Statement ("Audit Period"), Tenant shall be entitled, upon at least ten (10) Business Days prior written notice to Landlord and during normal business hours at Landlord's office, or such other place as Landlord shall designate, to cause a certified public accountant ("CPA") to copy (at Tenant's expense), inspect, examine and audit those books and records of Landlord relating to the determination of Operating Expenses and Property Taxes for the calendar year for which such statement was prepared. The initial inspection of Landlord's records may be conducted by a current employee of Tenant, a recognized regional or national accounting firm (but not a tenant of the Property) or such other person designated by Tenant and reasonably acceptable to Landlord. In connection therewith, Tenant acknowledges that it shall be reasonable for Landlord to object to the proposed use by Tenant of any persons engaged in the business of auditing Landlord's books and records on a contingent fee basis.

                  (B) If, after inspection and examination of such books and records during the Audit Period, Tenant disputes the amount of Operating Expenses or Property Taxes charged by Landlord, Tenant shall have ten (10) Business Days following the date of completion of Tenant's audit ("Request Period") to request an independent audit of such books and records, such request to be made by written notice to Landlord ("Audit Request"), which notice shall specify with particularity all disputed items and shall contain a true, correct and complete copy of any report or summary prepared by Tenant's initial auditor. The independent audit of the books and records shall be conducted by a CPA acceptable to both Landlord and Tenant. If, within ten (10) days after Landlord's receipt of Tenant's notice requesting an audit, Landlord and Tenant are unable to agree on the CPA to conduct such audit, then Landlord shall designate a nationally recognized accounting firm (other than Landlord's then current accounting firm) to conduct such audit. The audit shall be limited to the determination of the proper amount of Operating Expenses and Property Taxes payable by Tenant specified by Tenant as disputed items in Tenant's Audit Request.

                  (C) If the audit discloses that the amount of such disputed Operating Expenses and/or Property Taxes billed to Tenant was incorrect, the appropriate party shall, within


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
                        thirty (30) days following the date of such determination, pay to the other party the deficiency or overpayment, as applicable. All costs and expenses of any audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses and Property Taxes for the subject calendar year by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit.

                  (D) Tenant shall keep any information gained from any such audit (including Tenant's initial review of Landlord's books and records) confidential and shall not disclose, or allow the disclosure of, any such information to any other party except where Tenant is legally required to do so (or in the case of litigation or where such disclosure occurs as part of litigation between Landlord and Tenant), and shall indemnify, defend, protect and hold Landlord harmless from and against any and all loss, cost, damage or liability incurred by Landlord arising out of Tenant's (or Tenant's accountants', consultants' or employees') failure to maintain such confidentiality.

                  (E) The exercise by Tenant of any audit rights hereunder shall not relieve Tenant of its obligation to pay, prior to the request for an inspection and examination of Landlord's books and records or any audit, all sums due hereunder, including, without limitation, any disputed Operating Expenses and/or Property Taxes. If Tenant does not elect to exercise its rights to audit during the Audit Period, or does not elect to cause an independent audit of the books and records during the Request Period, then Landlord's Reconciliation Statement shall conclusively be deemed to be correct, and Tenant shall be bound by Landlord's determination.

      (c) Operating Expenses Defined. "Operating Expenses" means all costs and expenses incurred in each calendar year in connection with the operation, ownership, management, maintenance and repair of the Building and the Property, including, but not limited to:

            (i) Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans (provided that if any such individuals perform work for multiple properties, the associated labor costs will be equitably prorated by Landlord).

            (ii) Management fees payable either to Landlord (if Landlord manages the Building and Property) or to a third party, as well as the cost, including rent or imputed rent of equipping and maintaining a management office (if applicable), accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, and other administrative costs.

            (iii) The cost of services, including amounts paid to service providers and the rental and purchase cost of parts, supplies, tools and equipment.

            (iv) Premiums and deductibles paid by Landlord for insurance, including workers compensation, fire and extended coverage, earthquake, general liability, rental loss, elevator, boiler and other insurance customarily carried from time to time by owners of comparable buildings.

            (v) Costs of electricity and charges for water, gas, steam and sewer and other utilities, but excluding (a) those charges for which Landlord is reimbursed by tenants and (b) the cost of electricity provided to any tenant who is billed directly by the applicable utility provider for the cost of such tenant's electricity consumption.

            (vi) The amortized cost of capital improvements made to the Property which are: (A) performed primarily to reduce operating expense costs or otherwise improve the operating efficiency of the Property, (B) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease, or (C) replacements of existing capital improvements or equipment. The cost of capital improvements, together with interest, shall be amortized by Landlord over such reasonable period as Landlord may determine.

      (d)   Exclusions to Operating Expenses. Operating Expenses do not include:

            (i) the cost of capital improvements (except as set forth above);

            (ii)    depreciation;

            (iii) interest (except as provided above for the amortization of capital improvements);

            (iv) principal payments of mortgage and other non-operating debts of Landlord;

            (v) the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds or any third parties (including direct payment by tenants);

            (vi) the cost of leasing space in the Building, including brokerage commissions and so-called "take-over" or "buy-out" obligations;

            (vii) costs incurred in connection with the sale, financing or refinancing of the Building;

            (viii) organizational expenses associated with the creation and operation of the entity which constitutes Landlord;

            (ix) costs of remediation of Hazardous Materials existing in the Building or the Property;

            (x) costs incurred in connection with the construction, expansion or renovation of the Building;

            (xi) fines or penalties assessed against Landlord or the Building or Property due to the Building's or Property's violation of or failure to comply with any applicable Laws as existing and enforced as of the date of this Lease;

            (xii)   advertising or promotional expenditures for the Building;

            (xiii) amounts paid to entities related to Landlord to the extent the same are materially in excess of the cost of such services which would have been paid had such services been procured from a competitive source;

            (xiv) interest, late charges or penalties incurred as a result of Landlord's failure to pay bills in a timely manner;

            (xv) reserves for anticipated future expenses or reserves for bad debt loss;

            (xvi) legal and other professional fees not related to the operation of the Property;

            (xvii) the cost of providing improvements within the Premises (as opposed to the repairs and maintenance) of any other tenants in the Building or Property;

            (xviii) rent payable under any ground or superior lease encumbering the Building and/or Property;

            (xix) amounts paid by Landlord under any indemnity obligation set forth in a lease for space in the Building;

            (xx) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment, the cost of which, if purchased, would pursuant to the provisions set forth above, be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Building which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Property;

            (xxi) costs, other than those incurred in ordinary maintenance and repair, for "museum or exhibition quality" sculpture, paintings, fountains or other objects of art; and

            (xxii) cost arising from Landlord's charitable or political contributions.

      (e) Property Taxes Defined. "Property Taxes" shall mean: (1) all real estate taxes and other assessments on the Building and/or Property, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (3) all reasonable costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Notwithstanding the foregoing, Property Taxes shall not include any income, capital levy, capital stock, gift, estate or inheritance tax, unless imposed as a replacement for, or in lieu of Property Taxes. Whenever reasonably possible, any special assessment included in Property Taxes shall be treated as if paid in the maximum number of installments permissible.

      (f) Gross Up. If the Building is not at least one hundred percent (100%) occupied or fully tax assessed during any calendar year, Operating Expenses and Property Taxes shall be determined as if the Building had been one hundred percent (100%) occupied and fully taxed assessed during that calendar year. In addition, if any particular work or service otherwise included in Operating Expenses is not furnished to a tenant or occupant of the Building who is undertaking to perform such work or service itself, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would have incurred if Landlord had furnished such work to such tenant or occupant.

5.    COMPLIANCE WITH LAWS; USE.

      (a) Generally. The Premises shall be used only for the Permitted Use and for no other use whatsoever. The Equipment Space shall be used only for the uses described in Article 6 below. Tenant shall not use or permit the use of the Premises or Equipment Space for any purpose which is illegal, dangerous to persons or property or which, in Landlord's reasonable opinion, unreasonably disturbs or interferes with the operations of any other tenants of the Building or in any way interferes with the operation of the Building. Any equipment to be installed within the Building, Premises or Equipment Space by Tenant that, in Landlord's reasonable determination, may cause unsafe (in Landlord's reasonable determination) vibrations which may be transmitted to the structure of the Building or unreasonable levels of noise shall be installed and maintained by Tenant, at Tenant's sole cost and expense, in such a manner as Landlord may determine to be necessary in order to eliminate such vibration or noise. Tenant shall comply with all Laws, including the Americans with Disabilities Act, regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises and Equipment Space except that Tenant shall not be responsible insofar as such Laws (i) pertain to the Building's structure, it being Landlord's general obligation to maintain the Building's structure and Common Areas in compliance with applicable Laws (unless the application of such Laws are due to its work performed by or on behalf of a tenant's particular use of or actions within the premises or equipment spaces), or (ii) are applicable with respect to tenants in the Building in general as opposed to Tenant's particular use and occupancy. Tenant shall comply with the rules and regulations of the Building attached as EXHIBIT D and such other reasonable rules and regulations adopted by Landlord from time to time promptly following notice by Landlord of the adoption of such rules and regulations. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations. Landlord agrees to enforce the rules and regulations uniformly with respect to all tenants in the Building.

      (b) Labor Relations. Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or unreasonably interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building ("Labor Disruption"). Tenant shall take the reasonable actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the reasonable request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume, which consent shall not be unreasonably withheld, delayed or conditioned. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the Commencement Date be extended as a result of the above actions.

      (c) Riser Use. Tenant, at Tenant's sole cost and expense, shall have the right in common with other tenants in the Building to install Tenant's conduit (said conduits and the contents thereof being referred to herein as "Cable") in the Building's horizontal and vertical pathways, risers and ducts ("Risers") in an amount not to exceed the following:

            (i) A total of four (4) 4" conduits for the purposes of routing Tenant's fiber to the Premises from two (2) of the Building's fiber vaults (2 in each riser) located in the lower level of the Building as designated by Landlord; and

            (ii) One (1) 4" conduit for the purposes of routing Tenant's fiber from the Premises to the Building meet-me room (the "Meet-Me Room") as designated by Landlord.

            (iii) If, at any time during the Term, Landlord, in Landlord's sole discretion, elects to make additional Riser capacity available to tenants of the Property for the purpose of routing additional fiber, Landlord agrees that Tenant shall be afforded the right to elect to utilize, at Tenant's sole cost and expense, its equitable portion of such additional Riser capacity as reasonably determined by Landlord, on the terms (including any fees or charges) Landlord is then granting to tenants in general. If Tenant does not elect to use such additional capacity, Landlord shall not be obligated to reserve such additional capacity for Tenant, but may thereafter, in Landlord's sole discretion, allow other parties to use the additional Riser capacity that was made available to Tenant.

All such work of installation will be carried out in compliance with Article 8 below; provided that all work within the Risers shall be performed by a contractor specified by Landlord or chosen from Landlord's list of approved contractors. Tenant will reimburse Landlord within thirty (30) days after demand for any costs incurred by Landlord in assisting Tenant with said conduits. In connection with Tenant's Riser use, Landlord shall permit Tenant, at Tenant's sole cost and expense, to connect to Tenant's telecommunication providers, provided however that such providers shall (i) follow the Building's standard procedures for such connectivity, and (ii) utilize Tenant's allotment of Risers to bring such service to Tenant. Landlord shall not limit Tenant in its choice of fiber providers. With respect to Tenant's rights to use the Meet-Me Room, Tenant expressly acknowledges that Landlord will be entitled to charge a fee for such usage to all occupants of the Building making use of the Meet-Me Room, such charge to be reasonably determined by Landlord in order to provide an equitable allocation of the cost of operation of the Meet-Me Room among those tenants which use the Meet-Me Room.

6.    EQUIPMENT SPACE.

      Tenant shall have the right to use the Equipment Space as follows:

      (a) Equipment Space Generally. Tenant, at Tenant's sole cost and expense, may

            (i)   use up to:

                  (A) if Tenant does not contract with Trigen for the provision of Tenant's cooling requirements pursuant to
                        Section 7(a)(vii) below, a total of 2,400 Rentable Square Feet of space on the Building roof and Building penthouse in the areas in a location and configuration to be designated by Landlord to the extent necessary to install, maintain and operate Tenant's supplemental air conditioning equipment; and

                  (B) a total of four (4) Rentable Square Feet of space on the Building roof in a location and configuration to be designated by Landlord, for the installation and operation of GPS systems and communications equipment (if Tenant does not contract with Trigen, said four (4) Rentable Square Feet will be included in the Rentable Square Feet described in Section 6(a)(i)(A) above);

                  The equipment to be installed on the Building rooftop pursuant to this Section 6(a)(i) being referred to as "Rooftop Equipment" and the area utilized by such Rooftop Equipment is referred to as "Rooftop Space").

            (ii) use up to 700 Rentable Square Feet of space in the Building in an area to be designated by Landlord for the purposes of installing and maintaining, one (1) generator not larger than 1500 KW, as well as an area to be located underground outside of the Building in a location and configuration to be designated by Landlord to accommodate up to a 2,000 gallon fuel storage tank (such generator and tank being collectively referred to herein as "Generator"). Tenant shall be required to route all electrical distribution from the Generator to the Electrical Space (as defined below) (the areas required for the Generator are referred to as the "Generator Space").

            (iii) use a reasonable quantity of space as required by Tenant's electrical equipment necessary to supply Tenant's electrical service as provided for in the first (1st) sentence of Section 7(a)(iv) below ("Electrical Equipment") in the lower level of the Building ("Electrical Space") in a location and configuration to be designated by Landlord for Tenant's Electrical Equipment.

The Rooftop Equipment, Generator and Electrical Equipment are collectively herein referred to as "Site Equipment". As described in Article 1, the area of the Equipment Space shall be determined by Landlord upon the final designation of the location of the Equipment Space, and the area of the Equipment Space (as well as the Equipment Space Rent payable hereunder) will be confirmed by the parties in the Commencement Letter issued by Landlord. At any time after the 24th month following the Commencement Date, Landlord may, by written notice to Tenant, reduce the Equipment Space by removing therefrom any Equipment Space which Tenant has not, as of the date of Landlord's notice, used. If Landlord so elects to reduce the Equipment Space, the Equipment Space Rent shall be adjusted accordingly. The exact location and configuration of Tenant's Site Equipment is subject to Landlord's approval, in accordance with Article 8, and the Site Equipment shall be installed in locations and configurations which, in Landlord's reasonable opinion, may be used by Landlord or other tenants if Landlord elected to reduce the Equipment Space as provided for above. Tenant acknowledges that the efficient layout and configuration of Building occupants' equipment is a material consideration to Landlord and the operation of the Property as a whole, and that without Tenant's agreement to configure and locate Tenant's Site Equipment as requested by Landlord, Landlord would potentially be unable to provide sufficient equipment space for all Building occupants and would not be willing to enter into this Lease.

      (b)   [INTENTIONALLY OMITTED]

      (c) Equipment Space Interference. If, any electrical, electromagnetic, radio frequency or other interference of equipment existing prior to Tenant's installation shall result from the operation of any Site Equipment located in the Equipment Space, Landlord will notify Tenant, and if such interference is not cured within five (5) business days following delivery of such notice, Tenant agrees that Landlord may, at Landlord's option, shut down Tenant's equipment upon eight (8) hours prior notice to Tenant; provided, however, if an emergency situation exists, which Landlord reasonably determines in its sole discretion to be attributable to Tenant's Site Equipment, Landlord shall immediately notify Tenant verbally, who shall act immediately to remedy the emergency situation. Should Tenant fail to so remedy said emergency situation, Landlord may then act to shut down Tenant's equipment. Tenant shall indemnify Landlord and hold it harmless from all expenses, costs, damages, losses, claims or other liabilities arising out of said shutdown. Tenant agrees to cease operations (except for intermittent testing on a schedule approved by Landlord) until the interference has been corrected to the satisfaction of Landlord. If such interference has not been corrected within thirty (30) days, Landlord may, at its option, either terminate Tenant's right to use the Equipment Space forthwith, or require that Tenant immediately remove the specific item of Site Equipment causing such interference. Landlord will use reasonable efforts to include a provision substantially similar to this Section 6(c) in other leases affecting the Building.

      (d) Generator Use. Tenant agrees that Tenant will only run the Generator during emergency circumstances related to the loss of primary commercial power and during customary testing hours as determined by Landlord in its sole discretion and as required by Tenant (with notice to Landlord) to meet the Generator manufacturer's warranty.

      (e) Subleasing/Use by Third Parties. Except in connection with a Permitted Transfer or Co-location (in either of which event the consent of Landlord shall not be required), Tenant shall not be permitted to sublicense, license or share its Equipment Space with third parties without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion. In addition, Tenant shall not use the Rooftop Space to enable other providers of Communications Services (defined below) to provide Communications Services to any tenant, occupant or licensee of the Building or to any tenant, occupant or licensee of any other building. Tenant may not allow any other provider of telecommunications, video, data or related services ("Communications Services") to locate any equipment in the Rooftop Space for any purpose whatsoever.

7.    SERVICES.

      (a) Landlord's Obligation. Landlord will provide the following services, subject to the recovery of the cost of same as Operating Expenses, except as set forth in Section 7(a)(vii):

            (i)   Water to restrooms in Common Areas;

            (ii) Janitorial service to the Common Areas in the Building on Business Days. Tenant shall provide, and pay directly for, janitorial services to the Premises pursuant to a janitorial contract with a provider approved by Landlord (such approval not to be unreasonably withheld);

            (iii) Freight and passenger elevator service;

            (iv) Electricity as follows: Following the Rent Commencement Date, dedicated commercial utility power of approximately 70 watts per square foot of Usable Area of the Premises at 480/277 volts, 3 phase to a utility company service entrance in the Building. Tenant shall be responsible for all costs and expenses required to utilize such power including but not limited to bringing power from service entrance equipment, transient voltage surge suppressors, meter cabinets and distribution system equipment to the Premises and Equipment Space. Service switchgear/switchboards, meter cabinets and paralleling switchgear for Tenant's use will be placed by Tenant, at Tenant's expense, in the Electrical Space. Landlord's obligation to furnish electrical and other utility services shall be subject to the rules and regulations of the supplier of such electricity of other utility services and the rules and regulations of any municipal or other governmental authority regulating the business of providing electricity and other utility services. Notwithstanding the foregoing, Landlord shall at all times be able to shut down the utility services to the Premises or to the Equipment Space in connection with any maintenance operation conducted for the Building. Landlord agrees to use reasonable efforts to cooperate with Tenant in obtaining temporary alternative power during scheduled maintenance operations, but shall have no obligation hereunder to provide alternative power from emergency power sources. Prior to shutting down any electrical power servicing Tenant's Site Equipment, Landlord agrees to give Tenant reasonable prior written notice, except in emergency situations. Additionally, if Tenant's requirements for electrical service increase to an amount greater than the amount set forth in the first (1st) sentence of this Section 7(a)(iv), Landlord shall cooperate with Tenant in Tenant's efforts to obtain such additional capacity, including but not limited to executing such permit applications as may reasonably be required, provided that Tenant shall pay all costs associated with or arising out of the effort to obtain such permits and additional capacity and the cost of any necessary modifications to the Property to accommodate the provision of such additional electrical service; it is the intent of the parties that in no event will Landlord be required to expend any funds or assume any additional liability with respect to Tenant's efforts to procure additional electrical service.

            (v) Security Service as follows: manned security 24-hours per day, 365 days per year. Landlord shall not be deemed to have warranted the efficiency or efficacy of any security personnel, services, procedures or equipment and Landlord shall not be liable in any manner for the failure of such security personnel, services, procedures or equipment to prevent or control, or apprehend anyone suspected of personal injury, property damage or any criminal conduct in, on or about the Property.

            (vi) Heating, ventilation and air conditioning in reasonable quantities to Common Areas in the Building.

            (vii) On Tenant's request, to be delivered on or before sixty (60)
                  days following the date of mutual execution and delivery of this Lease, Tenant will have the right to use the base Building chilled water risers ("Chilled Water Risers") to accommodate up to four hundred (400) tons of chilled water capacity. Said chilled water capacity will be provided by Trigen People Energy Company ("Trigen"), an off-site (e.g., not located on the Property) source, pursuant to a separate agreement between Tenant and Trigen. All such chilled water usage, as well as electrical usage related to the Chilled Water Risers, will be separately metered by Tenant at Tenant's sole cost. Tenant will be directly responsible for all costs associated with the use of such cooling capacity, including without limitation, electricity and water consumption. If possible Tenant shall contract directly with the electrical utility with respect to such electrical consumption (if a separate contract is not feasible, Tenant will reimburse Landlord as Additional Rent for the costs of such electrical consumption). Tenant acknowledges that in order for Landlord to allow Tenant to make such use of the Chilled Water Risers, certain portions of the Chilled Water Risers must be modified, and Tenant shall pay to Landlord, within thirty (30) days following Tenant's exercise of the right to use Trigen, the sum of one hundred twenty dollars ($120.00) per ton of chilled water capacity (i.e., if Tenant uses four hundred
                  (400) tons, the sum of $48,000.00), to defray Landlord's
                   cost of performing such modifications. Tenant expressly acknowledges that Landlord is not responsible for, and will have absolutely no liability whatsoever regarding the interruption or curtailment of, any such chilled water capacity to be provided by Trigen to Tenant, that Tenant will look only to Trigen in the event of any such interruption or curtailment, and that in no event will any interruption or curtailment of such chilled water capacity give rise to any right on the part of Tenant to an abatement of Rent hereunder.

            (viii) Access. Tenant (as well as Tenant's customers, vendors, contractors, employees and agents, as well as any persons who may use the Premises in accordance with the provisions of
                   Section 11(a) below, as authorized by Tenant) shall have access to the Building, the Premises and the Equipment Space 24 hours per day, 365 days per year, subject to Landlord's reasonable guidelines regarding access. Tenant will receive a reasonable allotment of Building card-keys at no charge to Tenant.

      (b) Utilities Generally. Tenant, at Tenant's sole cost, shall cause electricity and other utilities serving the Premises and Equipment Space to be separately metered (where possible) and Tenant will pay the cost of all consumption and excess utility charges in the Premises and/or the Equipment Space directly to the utility provider. If, at any time, it is no longer feasible for Tenant to contract directly with the utility provider for any services, Tenant shall reimburse Landlord, within thirty (30) days following invoice therefor, for the cost of the consumption and excess utility charges of any such service in the Premises and/or the Equipment Space at the same rate paid by Landlord.

      (c) Interruptions, Failures. No failure to furnish, or any stoppage of, any services herein resulting from any cause (including, without limitation, any interruption in electrical service or other utilities to the Premises and/or Equipment Space) shall make Landlord liable in any respect for damages to any person, property or business, be construed as an eviction of Tenant, or entitle Tenant to any abatement of Rent or other relief from any of Tenant's obligations under this Lease. Additionally, Tenant expressly acknowledges that Landlord reserves the right from time to time upon reasonable advance notice to Tenant (except in the case of emergency) to discontinue some or all of the services provided by Landlord hereunder if necessary in Landlord's judgment to effect any repair or maintenance obligations. Should any malfunction of any systems or facilities occur within the Property or should maintenance or alterations of such systems or facilities become necessary, Landlord shall repair the same promptly and with reasonable diligence, and Tenant shall in no event have any claim for rebate, abatement of Rent, or damages because of any malfunctions in or any interruptions of any service to be provided however, regardless of the case. Tenant hereby waives the provisions of any applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services. Notwithstanding anything to the contrary contained in this Section 7(c), if (i) Landlord ceases to furnish any service to be provided by Landlord hereunder in the Premises for a period in excess of five
            (5) consecutive days after Tenant notifies Landlord and any Mortgagee of such cessation; (ii) such cessation is due to the act or omission of Landlord and does not in any way result as a result of an act or omission of Tenant or any event of Force Majeure; (iii) such cessation is not caused by a fire or other casualty (in which case Article 16 shall control); (iv) the restoration of such service is reasonably within the control of Landlord; and (v) as a result of such cessation, the Premises, or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of its business) and Tenant in fact ceases to use the Premises, or material portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent payable hereunder during the period beginning on the sixth (6th) consecutive day of such cessation and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant.

8.    ALTERATIONS.

      (a)   Initial Tenant Improvements.

            (i) Generally. Tenant, upon the full and final execution and delivery of this Lease and all prepaid Rent and the Security Deposit required hereunder, shall have the right to perform initial alterations and improvements in the Premises and the Equipment Space, as well as the installation of Site Equipment and the installation of Cable in the Risers (the "Initial Tenant Improvements"). Tenant will be responsible for the construction of the interior portion of any required demising walls separating the Premises from the remainder of the floor.

            (ii) Tenant shall be permitted, at Tenant's sole cost and expense, to temporarily place a rubbish container/dumpster in a location to be designated by Landlord during the course of construction of the Initial Tenant Improvements;

            (iii) Tenant, at Tenant's sole cost and expense, shall be permitted to use a crane during the installation of Tenant's equipment, provided that such use shall be in compliance with all applicable Laws, rules, regulations, codes or guidelines and that any such use shall be approved in writing in advance, which approval shall not be unreasonably withheld by Landlord (who shall designate the location of any such crane);

            (iv) Tenant shall have the right to construct a dry pipe, pre-action system for the Premises, including an independent fire alarm panel and alarm devices and the right, subject to Landlord's prior written approval, to relocate or encase any water main or other water pipes (whether or not related to fire safety) running through the Premises;

            (v) Provided that the exterior of the Building is not adversely affected, Tenant may install a "thermal break" blocking the windows inside the Premises with one or more drywall partitions;

            (vi) Tenant may ventilate its supplemental HVAC to the roof per the base Building plans; and

            (vii) Tenant may install its own security system within the Premises as well as a standby battery power system within the Premises.

      (b) Subsequent Alterations. Tenant shall not make alterations, additions or improvements in the Premises, Equipment Space or Risers following the completion of the Initial Tenant Improvements (collectively referred to as "Alterations") (all improvements to the Premises or Equipment Space, as well as Tenant's Cable placed in the Risers, including without limitation, the Initial Tenant Improvements and any Alterations, are referred to herein as "Leasehold Improvements") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria: 1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; and 2) will not affect the systems or structure of the Building and does not require work to be performed inside the walls or above the ceiling of the Premises; provided that even if consent is not required, Tenant shall still comply with all the other provisions of this
            Article 8 (including, without limitation, the obligation to provide Landlord with advance notice of any such work). Landlord acknowledges that neither the location nor the relocation or reconfiguration of any of Tenant's equipment within the Premises shall constitute, in and of itself, an Alteration.

      (c) Procedures. Prior to installing any Leasehold Improvements, Tenant shall submit to Landlord for Landlord's approval (which approval shall not be unreasonably withheld, delayed or conditioned), detailed plans and specifications of the planned installation, the contractors to be retained by Tenant to perform any Leasehold Improvements and further provided that all work in Risers must be performed by a contractor selected by Landlord or chosen from Landlord's list of approved contractors. Landlord will diligently attempt to process and respond to Tenant's requests for approval as rapidly as reasonably possible and will use good faith efforts to approve or disapprove within ten (10) days of receipt of any request for approval. If required due to applicable Law, Landlord will, at Tenant's sole cost, assist Tenant in the procurement of Tenant's permits for the construction of any Alterations (including, if necessary, co-signing applications for permits), provided that it is expressly recognized that in no event will Landlord be required to expend any funds or assume any additional liability with respect to Tenant's efforts to procure permits or approvals necessary for the performance of Tenants Alterations. In no, event will Landlord's approval of Tenant's plans be deemed a representation that they comply with applicable laws, ordinances, rules or regulations or that they will not cause interference with other communications operations, such responsibility being solely Tenant's. Landlord's approval of the general contractor to perform any Leasehold Improvements shall not be unreasonably withheld, but will not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance (including, without limitation, builder's risk insurance) as reasonably required by Landlord, (iii) does not have the ability to be bonded for the work in an amount of no less than one million dollars ($1,000,000.00),
            (iv) does not provide current financial statements reasonably acceptable to Landlord, (v) is not union affiliated or (vi) is not licensed as a contractor in the State in which the Building is located. The foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor. Landlord will have the right to require that Tenant procure payment and performance bonds equal to one hundred percent (100%) of the contract price in each instance. Prior to starting work, Tenant shall furnish Landlord with copies of contracts; necessary permits and approvals; evidence of contractors and subcontractor's insurance in amounts reasonably required by Landlord; and any security for performance that is reasonably required by Landlord. Tenant will be responsible to pay for all utilities consumed during construction. No such work will commence unless and until Tenant has given Landlord all necessary permits and approvals and sufficient notice and opportunity to post appropriate notices of non-responsibility. Landlord will cooperate with Tenant in the listing of such notices so as to facilitate the timely construction of Tenant's work. All work shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality reasonably designated by Landlord as the minimum standard for the Building and shall not unreasonably interfere with any work being performed by Landlord or other tenants in the Building. Upon completion of any Leasehold Improvements, Tenant shall furnish Landlord with: (1) general contractor and architect's completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Leasehold Improvements, and (5) the certification of Tenant and its architect that the Leasehold Improvements have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when any such work may be performed. Tenant shall reimburse Landlord within thirty (30) days after receipt of an invoice for sums paid by Landlord for third party examination of Tenant's plans for any such work. In addition, within thirty (30) days after receipt of an invoice from Landlord, Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any Leasehold Improvements equal to Landlord's cost of review of plans and construction supervision. If Landlord determines that the Building or the Property has been damaged during installation of the Leasehold Improvements, Landlord shall notify Tenant and Tenant immediately shall repair the damage. If Tenant fails to immediately repair the damage, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of repairing any damage to the Building or the Property caused by such installation.


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
9.    MAINTENANCE.

      (a) Tenant's Maintenance and Repair Obligations. Tenant, at Tenant's own expense, will keep the interior of the Premises, including but not limited to all Tenant's Property (defined in Article 14 below), and any Equipment Space and Site Equipment, including, without limitation, all light fixtures, all mechanical, electrical and plumbing facilities and equipment, lamps, fans and any exhaust, fire suppression or air conditioning equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in the Premises and/or Equipment Space in good order, repair and condition at all times during the Term. In addition, Tenant, at Tenant's sole cost and expense subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, will promptly and adequately repair all damage to the Premises and/or Equipment Space and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord's option, if Tenant fails to make such repairs within a reasonable time after written request by Landlord, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof upon being billed for same. Tenant shall also be responsible for all pest control within the Premises and for all trash removal for the Premises.

      (b) Landlord's Maintenance Obligations. Landlord shall keep in good order repair and condition (i) the Common Areas, (ii) the foundation and subflooring of the Building and the structural condition of the roof, and the exterior walls of the Building (but excluding the interior surfaces of exterior walls and the interior and exterior of all windows, doors, ceiling and plateglass, which shall be maintained and repaired by Tenant), and (iii) the Building's elevators.

10.   ENTRY BY LANDLORD

      Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises to prospective purchasers, lenders or (during the final twelve (12) months of the Term) tenants, to make repairs to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building outside of the Premises, including other tenants' premises. Except in emergencies, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally to Tenant's facilities manager, will use reasonable efforts to schedule any such entry so as to cooperate with Tenant's schedule and to minimize any interruption to Tenant's business operations, and will allow Tenant to accompany Landlord during any such entry. Entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent.

11.   ASSIGNMENT AND SUBLETTING.

      (a) Generally. Except in connection with a Permitted Transfer (defined below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld if Landlord does not elect to exercise its termination rights below. It is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed use is not the Permitted Use; (2) the proposed transferee's financial condition, in the event of an assignment, does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (3) the proposed transferee's business is not suitable for the Building considering the business of the other tenants, or would result in a violation of another tenant's rights; (4) the proposed transferee is a governmental agency or a present or prospective occupant of the Building; (5) Tenant is in default after the expiration of the notice and cure periods in this Lease; or (6) any portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer. Notwithstanding the foregoing, so-called "co-location" (i.e., the leasing or licensing of a portion of the Premises on an equipment, equipment rack or services basis to additional parties in connection with the provision of Tenant's telecommunication services to or from Tenant's customers, vendors and other persons having a business relationship with Tenant (and such customers', vendors' or other persons' provision of telecommunication services to or from additional entities) in the normal course of Tenant's business (or the business of such additional entities) and not as a method for circumventing the other provisions of this Article 11 (as used herein, "Co-location")) will not be considered a Transfer hereunder. Tenant will indemnify, defend, protect and hold Landlord harmless from and against any and all loss, cost, damages or liability arising out of any damage to the Premises or Building associated with or caused by or because of such Co-location. Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer and Tenant's sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment. Any attempted Transfer in violation of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

      (b) Request; Landlord's Options. As part of its request for Landlord's consent to a Transfer, Tenant shall provide Landlord with financial statements (audited if available) for the proposed transferee, a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within thirty (30) days of its receipt of the required information and documentation, either: (1) consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing; or (2) except in the case of a Permitted Transfer or a proposed Transfer to an entity controlled by or under common control with Tenant, exercise its right to terminate this Lease with respect to the portion of the Premises that Tenant is proposing to assign or sublet together with, at Landlord's option, a pro rata share of the Equipment Space and/or any parking spaces provided Tenant hereunder. Any such termination described in clause (2) above shall be effective on the proposed effective date of the Transfer for which Tenant requested consent. Tenant shall pay to Landlord, Landlord's actual costs (including reasonable attorney's fees) incurred in Landlord's review of any Permitted Transfer (defined below) or requested Transfer.

      (c) Excess Consideration. Tenant shall pay Landlord fifty percent (50%) of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of any excess within thirty (30) days after Tenant's receipt of such excess consideration. If Tenant is in Monetary Default (defined below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord's share of any excess). In determining excess rent in connection with an assignment or subletting, Tenant may, on an amortized basis, deduct the following expenditures resulting from such subletting or assignment:
            (1) commercially reasonable brokerage and marketing fees; and (2) reasonable legal fees and (3) the reasonable cost incurred by Tenant to construct demising walls to separate the area that is the subject of such Transfer from the remainder of the Premises and to reconfigure Tenant's systems (such as security systems) so as to serve the remainder of the Premises but not the portion that is the subject of such Transfer.

      (d) Transfer of Shares/Rights: Permitted Transfers. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and controls ownership of a majority of the voting shares/rights at any time changes for any reason (including but not limited to a merger, consolidation or reorganization or purchase of substantially all of Tenant's assets), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least fifty percent (50%) of its voting stock is owned by another entity, the voting stock of which is so listed. Notwithstanding the foregoing, Tenant may assign its entire interest under this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization or to an entity that controls, is controlled by or is under common control with Tenant without the consent of Landlord, provided that all of the following conditions are satisfied (a "Permitted Transfer"): (1) Tenant is not in default (beyond the applicable notice and cure periods) under this Lease; (2) Tenant's successor (in the case of a purchase, merger, consolidation or reorganization) shall own all or substantially all of the assets of Tenant; (3) Tenant's successor shall have a net worth, as demonstrated to Landlord's reasonable satisfaction, which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed Transfer; (4) the Premises are to be used for the Permitted Use and for no other use whatsoever; (5) Tenant shall give Landlord written notice at least fifteen (15) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization. Tenant's notice to Landlord shall include information and documentation establishing that each of the above conditions has been satisfied.

12.   LIENS.

      Tenant shall not permit mechanic's or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant. If a lien is so placed, Tenant shall, within twenty (20) days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys' fees within thirty (30) days after receipt of an invoice from Landlord. Notwithstanding the foregoing, Landlord acknowledges that all of Tenant's assets are pledged to Nortel Communications. Landlord agrees to execute and deliver the Landlord's Consent and Subordination attached hereto as Exhibit H.

13.   INDEMNITY AND WAIVER OF CLAIMS.

      (a) Tenant's Indemnity. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in Article 26) and agents ("Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees, which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with any damage or injury occurring in the Premises, Equipment Space or Risers or any acts or omissions (including violations of Law) of Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Tenant Related Parties") or any of Tenant's transferees, contractors or licensees.

      (b) Exculpation. Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or loss, theft or damage to Leasehold Improvements or Tenant's Property or the property of any person claiming by, through or under Tenant resulting from: (1) wind or weather; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes (except, with respect to this clause (2), to the extent of any property damage caused by the negligence of Landlord which is not covered by insurance required to be maintained by Tenant hereunder [Landlord will additionally be responsible for Tenant's deductible payment in such case]); (3) the backing up of any sewer pipe or downspout; (4) the bursting, leaking or running of any tank, water closet, drain or other pipe; (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of Landlord, Tenant shall insure itself against such losses under Article 14 below.

      (c) Landlord's Indemnity. Except to the extent such losses, liabilities, obligations, damages, penalties, claims, costs, charges and expenses result from the negligence of Tenant or any Tenant Related Parties, Landlord shall indemnify and hold Tenant harmless from and against all liabilities, obligations, damages (other than consequential damages), penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees, which may be imposed upon, incurred by, or asserted against Tenant by any third parties and arising, directly or indirectly, out of or in connection with any injury or damage to any person or property occurring in, on or about the Common Areas or any part thereof; provided, however, that in each case such liability, obligation, damage, penalty, claim, cost, charge or expense results from the negligence or willful misconduct of Landlord and/or its agents, employees or contractors.

14.   INSURANCE.

      Tenant shall carry and maintain the following insurance ("Tenant's Insurance"), at its sole cost and expense: (1) Commercial General Liability Insurance applicable to the Premises, the Equipment Space, the portion of any Risers containing Tenant's Cable and their respective appurtenances providing, on an occurrence basis, a minimum combined single limit of $5,000,000.00; (2) All Risk Property/Business Interruption Insurance, written at replacement cost value and with a replacement cost endorsement covering all of Tenant's trade fixtures, equipment, furniture and other personal property within or serving the Premises, any Leasehold Improvements, and Site Equipment as well as all Cable ("Tenant's Property"); (3) Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence; and (5) such other amounts, types or levels of insurance as Landlord may reasonably prescribe, including, without limitation, increases in the levels of coverage described above. Any company writing any of Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor), any property manager retained by Landlord to manage the Building, and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least thirty
      (30) days' advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least five (5) days prior to the expiration of the insurance coverage. Provided Tenant delivers to Landlord audited financial statements, reasonably satisfactory to Landlord evidencing that Tenant has a net worth as measured by its retained earnings ("Net Worth") in the amount of $25,000,000.00 or more as of the date of said statement, Tenant may self-insure for the All Risk Property Insurance coverage specified in this Section with respect to Tenant's trade fixtures and computer and/or telecommunications equipment located within the Premises. If Landlord permits Tenant to self-insure in accordance with the foregoing, then in order to be permitted to maintain such self-insurance, Tenant must maintain throughout the Lease Term a Net Worth of at least $25,000,000.00, and deliver to Landlord, within ninety (90) days after the end of each of Tenant's fiscal years, a statement in the form described above evidencing Tenant's Net Worth. If at any time Tenant's Net Worth is less than the amount set forth above, then Tenant must obtain, provide, and keep in full force and effect the above referenced insurance coverage with respect to Tenant's trade fixtures and computer and/or telecommunications equipment located within the Premises and provide Landlord with evidence of the same. Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value, as reasonably estimated by Landlord, as well as Commercial General Liability insurance coverage in an amount not less than $5,000,000 with respect to the Property. Landlord's insurance coverage shall be sufficient so as to not trigger any co-insurance requirements with respect to any applicable insurer. Except as specifically provided to the contrary, the limits of either party's insurance shall not limit such party's liability under this Lease.

15.   SUBROGATION.

      Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each waive, and shall cause their respective insurance carriers to waive, any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Building, the Premises and the Equipment Space, any additions or improvements to the foregoing, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

16.   CASUALTY DAMAGE.

      (a) Landlord's Options. If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that Tenant is unable to conduct its business from the Premises, as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is not usable, and not used, by Tenant. Landlord shall have the right to terminate this Lease if: (1) the Building shall be damaged so that, in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building (i.e., work which will take in excess of one hundred eighty (180) days) shall be required (whether or not the Premises has been damaged); (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than two (2) years of the Term remaining on the date of the casualty; (4) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (5) a material uninsured loss (not required to be insured against by Landlord hereunder) to the Building occurs. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within one hundred twenty (120) days after the date of the casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building (excluding any Tenant's Property, which Tenant shall repair). In no event shall Landlord be required to spend more than the insurance proceeds received by Landlord. Landlord shall not be liable for any loss or damage to Tenant's Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

      (b) Tenant's Option. If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods ("Completion Estimate"). Landlord will use diligent efforts to provide the Completion Estimate within sixty (60) days following the date of the damage. If the Completion Estimate indicates that the Premises cannot be made tenantable within two hundred ten (210) days from the date the repair and restoration is started, then regardless of anything in Section 16(a) above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within ten (10) days after receipt of the Completion Estimate. Notwithstanding the foregoing, if Tenant was entitled to but elected not to exercise its right to terminate this Lease and Landlord does not substantially complete the repair and restoration the Premises within two (2) months after the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays, then Tenant may terminate this Lease by written notice to Landlord within fifteen (15) days after the expiration of such period, as the same may be extended. For purposes of this Section 16(b), the term "Reconstruction Delays" shall mean: (i) any delays caused by the insurance adjustment process; (ii) any delays caused by Tenant; and (iii) any delays caused by events of Force Majeure. If Tenant elects to terminate this Lease, the effective date of such termination shall be specified in Tenant's notice to Landlord, but may be at least sixty (60) days following Tenant's notice to Landlord in order to allow Tenant sufficient time to dismantle and remove Tenant Property (and any Co-location property); provided, however, that Landlord shall have the right to be exercised by written notice delivered to Tenant within ten (10) business days following receipt of any termination notice from Tenant to cause the effective date of such termination to be accelerated from the date specified in Tenant's notice, if such acceleration is made necessary due to safety reasons, construction schedules, or other causes beyond Landlord's reasonable control.

17.   CONDEMNATION.

      Either party may terminate this Lease if the whole or any material part of the Premises shall be taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would leave the remainder of the Building unsuitable for use in a manner comparable to the Building's use prior to the Taking. Tenant shall also have the right to terminate this Lease if a permanent Taking of any portion of the Building renders all or any part of the Premises or Equipment Space untenantable such that Tenant may not use the Premises for the conduct of Tenant's business operations. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within forty-five (45) days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or Property occurs; provided, however, that if such Taking is not a Taking of the Premises and/or Equipment Space, Tenant may, subject to the approval of the condemning authority and Landlord, request that the effective date of such termination be at least sixty (60) days following the notice of termination, in order to allow Tenant sufficient time to effect an orderly dismantling and removal of Tenant's Property (and any Co-location property). If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises and Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord.

18.   SECURITY DEPOSIT.

      Tenant shall deliver Tenant's Security Deposit to Landlord, together with the first (1st) month's payment of Base Rent and Equipment Space Rent, concurrently with Tenant's delivery to Landlord of this Lease as executed by Tenant, shall be held by Landlord, without liability for interest, as security for the performance of Tenant's obligations under this Lease. Landlord shall not be required to keep the Security Deposit segregated from other funds of Landlord. Tenant shall not assign or in any way encumber the Security Deposit. Upon the occurrence of any default by Tenant, Landlord shall have the right, without prejudice to any other remedy, to use the Security Deposit, or portions thereof, to the extent necessary to pay any arrearages in Rent, and any other damage, injury or expense. Following any such application of all or any portion of the Security Deposit, Tenant shall pay to Landlord, within thirty (30) days following demand, the amount so applied in order to restore the Security Deposit to its original amount. Provided Tenant is not in default hereunder, Landlord will return any unapplied portion of the Security Deposit to Tenant within thirty (30) days following the later to occur of
      (i) the expiration of the Term, (ii) the final reconciliation and payment of Operating Expenses and Property Taxes payable hereunder by Tenant and
      (iii) Tenant's vacancy of the Premises and Building in accordance with the provisions of this Lease.

19.   EVENTS OF DEFAULT.

      Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default:

      (a) Monetary Default. Tenant's failure to pay when due all or any portion of the Rent ("Monetary Default") within ten (10) days after written notice to Tenant; provided, that Landlord shall be required to deliver any such notice only twice during any twelve (12) month period, and any subsequent failure to pay any Rent when due in any twelve (12) month period following Landlord's delivery of written notice of Monetary Default shall automatically be a default, without the necessity of written notice from Landlord or a ten (10) day grace period.

      (b) Non-Monetary Default. Tenant's failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within twenty (20) days after written notice to Tenant. However, if Tenant's failure to comply cannot reasonably be cured within twenty (20) days, Tenant shall be allowed additional time (not to exceed sixty (60) days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within twenty (20) days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease. However, if Tenant's failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant. In addition, if Tenant fails to timely comply with this
            Section 19(b) with respect to any particular term, provision or covenant of the Lease on two (2) occasions during any twelve (12) month period, Tenant's subsequent violation of such term, provision or covenant shall, at Landlord's option, be an incurable event of default by Tenant.

      (c) Insolvency Matters. Tenant becomes insolvent, makes a transfer in fraud of creditors, or files a petition in bankruptcy, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

      (d) Taking of Leasehold Estate. The leasehold estate is taken by process or operation of Law.

      (e)   Landlord Default.

            (i) Landlord shall not be in default hereunder unless Landlord tails to comply with any obligation of Landlord pursuant to the provisions of this Lease, and such failure is not cured within twenty (20) days after written notice to Landlord from Tenant, or such additional time as is reasonably necessary to cure such failure so long as (i) Landlord commences the cure of such failure within twenty (20) days following the giving of Tenant's. notice, and (ii) Landlord diligently pursues a course of action that will cure the failure and bring Landlord back into compliance with this Lease. Any notice of default provided by Tenant to Landlord shall be concurrently delivered to Landlord's Mortgagee (provided Tenant has notice of the existence of any such Mortgagee) and any such Mortgagee shall have an equivalent opportunity to cure any default on the part of Landlord hereunder prior to Tenant exercising its right as set forth herein specifying in reasonable detail the nature of the failure in question.

            (ii) In the event of a default by Landlord hereunder as described above, Tenant shall have the right to pursue its remedies under applicable law, which may include, if applicable, equitable remedies such as the remedy of specific performance. Tenant's remedies shall be cumulative and not exclusive.


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
20.   REMEDIES.

      (a) Generally. Upon any default, Landlord shall have the right without notice or demand (except as provided in Article 19) to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:

            (i) Terminate this Lease, in which case Tenant shall immediately surrender the Premises and Equipment Space to Landlord. If Tenant fails to surrender the Premises and/or Equipment Space, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Premises and/or Equipment Space and expel and remove Tenant, Tenant's Property and any party occupying all or any part of the Premises and/or Equipment Space. Tenant shall pay Landlord on demand the amount of all past due Rent and other losses and damages which Landlord may suffer as a result of Tenant's default, whether by Landlord's inability to relet the Premises and/or Equipment Space on satisfactory terms or otherwise, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises and/or Equipment Space. "Costs of Reletting" shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises and/or Equipment Space, including, without limitation, reasonable legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

            (ii) Terminate Tenant's right to possession of the Premises and/or Equipment Space and, in compliance with applicable Law, expel and remove Tenant, Tenant's Property and any parties occupying all or any part of the Premises and/or Equipment Space. Landlord may (but shall not be obligated to) relet all or any part of the Premises and/or Equipment Space, without notice to Tenant, for a term that may be greater or less than the balance of the Term and on such conditions (which may include concessions, free rent and alterations of the Premises and/or Equipment Space) and for such uses as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or. failure to relet the Premises and/or Equipment Space. Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises and/or Equipment Space or for the failure to collect any Rent. The re-entry or taking of possession of the Premises and/or Equipment Space shall not be construed as an election by Landlord to terminate this Lease unless a written notice of termination is given to Tenant.

            (iii) In lieu of calculating damages under Sections 20(a)(i) or
                  20(a)(ii) above, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined in Section 20(b) below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

      (b) Remedies; Cumulative Interest. Unless expressly provided in this Lease, the repossession or reentering of all or any part of the Premises and/or Equipment Space shall not relieve Tenant of its liabilities and obligations under the Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. If Landlord declares Tenant to be in default, Landlord shall be entitled to receive interest on any unpaid item of Rent at an annual rate equal to the Prime Rate plus four percent (4%). For purposes hereof, the "Prime Rate" shall be the per annum interest rate publicly announced as its prime or base rate by a federally


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
            insured bank selected by Landlord in the state in which the Building is located. Forbearance by Landlord to enforce one or more remedies shall not constitute a waiver of any default.

21.   LIMITATION OF LIABILITY; LANDLORD'S TRANSFER.

      Notwithstanding anything to the contrary contained in this Lease, the liability of Landlord (and of any successor Landlord) to Tenant shall be limited to the equity interest of Landlord in the Building, including all rents, proceeds and profits therefrom. Tenant shall look solely to Landlord's equity interest in the Building for the recovery of any judgment or award against Landlord. Neither Landlord nor any Landlord Related Party shall be personally liable for any judgment or deficiency. Before filing suit for an alleged default by Landlord, Tenant shall give Landlord and the Mortgagee(s) (defined in Article 26 below) whom Tenant has been notified hold Mortgages (defined in Article 26 below) on the Property, Building, Premises or Equipment Space, notice and reasonable time to cure the alleged default. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and/or Property referred to herein, and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

22.   NO WAIVER.

      Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default. Either party's failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

23.   QUIET ENJOYMENT.

      Tenant shall, and may peacefully have, hold and enjoy the Premises and Equipment Space, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of Landlord or the Landlord Related Parties.

24.   RELOCATION.

      [INTENTIONALLY OMITTED]

25.   HOLDING OVER.

      If Tenant falls to surrender the Premises and Equipment Space at the expiration or earlier termination of this Lease, occupancy of the Premises and/or Equipment Space after the termination or expiration shall be that of a tenancy at sufferance. Tenant's occupancy of the Premises and/or Equipment Space during the holdover shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to one hundred fifty percent (150%) of the Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises and/or Equipment Space by summary proceedings or otherwise. In addition to the payment of the amounts provided above, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover. Notwithstanding the foregoing, Tenant shall not be liable for consequential damages unless: (1) Landlord notifies Tenant that it has entered into a lease for all or a portion of the Premises or has received a bona fide offer to lease all or a portion of the Premises; and (2) Tenant fails to vacate the Premises within fifteen (15) days after the later to occur of (x) the Expiration Date and (y) the date of Landlord's notice.

26.   SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE.

      Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If reasonably requested by a successor-in-interest to all or a part of Landlord's interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest. Landlord and Tenant shall each, within twenty (20) days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party's actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested. Tenant agrees to modify this Lease as reasonably requested by any Mortgagee, provided such modifications do not materially impair Tenant's rights or increase Tenant's obligations under the Lease. Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord's then current-Mortgagee on such Mortgagee's then current standard form of agreement, by which form such Mortgagee shall agree to recognize Tenant as a tenant in accordance with the terms of this Lease. "Reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by Mortgagee. Upon request of Landlord, Tenant will execute the Mortgagee's form of non-disturbance, subordination and attornment agreement (subject to Tenant's approval, which will not be unreasonably withheld, conditioned or delayed) and return the same to Landlord for execution by the Mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

27.   ATTORNEYS' FEES.

      If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or it either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees.

28.   NOTICES.

      If a demand, request, approval, consent or notice (collectively referred to as a "Notice") shall or may be given to either party by the other, the Notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in Article 1, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve Notice in any manner described in this Article or in any other manner permitted by Law. Notice shall be deemed to have been received or given on the earlier to occur of (i) actual delivery, or the date on which delivery is refused, or (ii) if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, three (3) days after Notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address by giving the other party written Notice of the new address in the manner described in this Article.

29.   EXCEPTED RIGHTS.

      This Lease does not grant any rights to light or air over or about the Building. Except as expressly set forth in this Lease, Landlord excepts and reserves exclusive to itself the use of: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving all occupants of the Building (Tenant acknowledges that Landlord or Building tenants may run conduits through the Premises in order to serve the Building's operation of the Meet-Me Room and thereafter enter the Premises to maintain such conduit; the approved location and dimensions of such conduit are attached as part of Exhibit A). Landlord has the right to change the Building's name or (if required by governmental authority) address. Landlord also has the right to make such other changes to the Property and Building as Landlord deems appropriate (including the right to add additional floors to the Building or to reduce the size of the Building), provided the changes do not materially affect Tenant's ability to use, occupy or conduct Tenant's business from the Premises or the Equipment Space and do not increase any amount payable by Tenant. hereunder. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord's employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent. Landlord reserves the right to temporarily reduce Tenant's allocation of parking spaces as required during modifications to the Property.

30.   SURRENDER OF PREMISES.

      At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property from the Premises, Equipment Space and Risers (except that Tenant may leave behind any conduit provided all contents of the same are removed by Tenant), and quit and surrender the Premises, Equipment Space and the Risers (using Landlord's specified contractor to perform any such work affecting the Risers) to Landlord, broom clean, and in good order, condition and repair and in compliance with all applicable laws, ordinary wear and tear, casualty, condemnation and Landlord's maintenance obligations excepted; any such work will be performed in accordance with Article 8 above. If Tenant fails to so remove any of Tenant's Property prior to the termination of this Lease or of Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property, Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. In addition, if Tenant fails to remove Tenant's Property from the Premises or storage, as the case may be, within thirty (30) days after written Notice, Landlord may deem all or any part of Tenant's Property to be abandoned, and title to Tenant's Property shall be deemed to be immediately vested in Landlord.

31.   PARKING.

      Tenant shall be allowed in common with all other Building occupants to use the parking area associated with the Building for Tenant's parking requirements such parking spaces as Landlord, in Landlord's discretion from time-to-time, determines are available for such use. Tenant shall pay Landlord as Additional Rent hereunder the monthly parking rates as established by Landlord. Tenant shall not exceed its allocation of parking spaces as described herein. Tenant further agrees that Landlord shall not be responsible for enforcing Tenants rights to such use of the parking spaces.

32.   ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS.

      (a) Hazardous Materials Disclosure Certificate. Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord Tenants initial Hazardous Materials Disclosure Certificate (the

            "Initial HazMat Certificate"), a copy of which is attached hereto as EXHIBIT F and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that, to the best of Tenant's knowledge after due inquiry, the information on the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises or the Equipment Space by Tenant. Commencing with the date which is one year from the Commencement Date, and continuing every year thereafter, on thirty (30) days written notice from Landlord, Tenant will complete, execute, and deliver to Landlord, a Hazardous Materials Disclosure Certificate (the "HazMat Certificate") describing Tenant's present use of Hazardous Materials on the Premises or the Equipment Space, and any other reasonably necessary documents as requested by Landlord. The HazMat Certificate required hereunder shall be in substantially the form as that which is attached hereto as EXHIBIT F.

      (b) Definition of Hazardous Materials. As used in this Lease, the term "Hazardous Materials" shall mean and include (i) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (ii) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (iii) asbestos and asbestos containing material, in any form, whether friable or non-friable;
            (iv) polychlorinated biphenyls; (v) radioactive materials; (vi) lead and lead-containing materials; (vii) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); or (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Premises, Equipment Space, the Building, the Property or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Premises, Equipment Space, Building, the Property or any surrounding property.

      (c) Prohibition; Environmental Laws. Except for, and to the extent of, the Hazardous Materials specified in the Initial HazMat Certificate, Tenant shall not be entitled to use nor store any Hazardous Materials on, in, or about the Premises, Equipment Space, the Building, the Property, or any portion of the foregoing, without, in each instance, obtaining Landlord's prior written consent thereto, which consent shall not be unreasonably withheld, delayed or conditioned. If Landlord consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant's business and to the extent disclosed in the HazMat Certificate and as expressly approved by Landlord in writing, provided that such usage and storage is only to the extent of the quantities of Hazardous Materials as specified in the then applicable HazMat Certificate as expressly approved by Landlord and provided further that such usage and storage is in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts' decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the "Environmental Laws"). Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Landlord shall have the right at all reasonable times during the Term, upon reasonable advance notice to Tenant (except in the case of emergency) to (i) inspect the Premises and Equipment Space, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Article 32, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about the Building, Premises, Equipment Space, and the Property. The cost of all such inspections, tests and investigations shall be proportionately borne by Tenant commensurate with the extent of Hazardous Materials revealed by any such inspection, test or investigation to be present in, on or about the Premises, Equipment Space, Building or Property arising from or related to the intentional or negligent acts or omissions of Tenant or any of Tenant's employees, agents, contractors or representatives and all other costs and expenses shall be borne by parties other than Tenant. However, in the event any such inspection, test or investigation reveals that there are not any Hazardous Materials present in, on or about the Premises, Building, Equipment Space or Property arising from or related to the intentional or negligent acts or omissions of Tenant or Tenant's employees, agents, contractors or representatives then Tenant shall not be responsible for any of the cost of such inspections, tests and investigations. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord's part to inspect, test, investigate, monitor or otherwise observe the Premises, Building, Equipment Space, Property or the activities of Tenant and Tenant's employees, agents, contractors or representatives or invitees with respect to Hazardous Materials, including without limitation, Tenant's operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant's use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

      (d) Tenant's Environmental Obligations. Tenant shall give to Landlord immediate verbal and follow-up written Notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about the Premises, Equipment Space, Building or Property. Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials arising from or related to the intentional or negligent acts or omissions of Tenant or Tenant's employees, agents, contractors or representatives such that the affected portions of the Premises, Equipment Space, Building, Property and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord's prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Premises, Equipment Space, the Building, or the Property. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises, Equipment Space, the Building and Property, and after the satisfactory completion of such work.

      (e) Environmental Indemnity. In addition to Tenant's obligations as set forth hereinabove, to the fullest extent permitted under applicable law, Tenant agrees to, and shall, protect, indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and, Landlord's Related Parties harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses (including, without limitation, diminution in value of any portion of the Premises, Equipment Space, the Building, the Property, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord's marketing of any space within the Premises, Equipment Space, Building and/or Property), suits, administrative proceedings and costs (including, but not limited to, attorneys' and consultant fees and court costs) arising at any time during or after the Term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Premises, Equipment Space, the Building, or the Property as a result (directly or indirectly) of the acts or omissions of Tenant or any of Tenant's employees, agents, invitees, contractors or representatives. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Premises, Equipment Space, the Building, and/or the Property, nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant and Tenant's officers and directors from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 32(e) due to Landlord's status as either an "owner" or "operator" under any Environmental Laws.

      (f) Survival. Tenant's obligations and liabilities pursuant to the provisions of this Article 32 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Premises, Equipment Space, the Building, and/or the Property is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including without limitation all Environmental Laws at the expiration or earlier termination of this Lease, then in Landlord's sole discretion, Landlord may require Tenant to hold over possession of the Premises and/or Equipment Space until Tenant can surrender the Premises and/or Equipment Space to Landlord in the condition in which the Premises and/or Equipment Space existed as of the Commencement Date and prior to the appearance of such Hazardous Materials except for reasonable wear and tear, including without limitation, the conduct or performance of any closures as required by any Environmental Laws. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term "reasonable wear and tear" shall not include any deterioration in the condition or diminution of the value of any portion of the Premises, Equipment Space, the Building, and/or the Property in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord's consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of this Lease.

      (g) Landlord's Obligation. (i) Except as disclosed hereby or by Landlord making available to Tenant, for Tenant's review, Landlord's "Phase I" and "Phase II" environmental reports (if any) and environmental remediation plan (if any) or other environmental reports in Landlord's possession ("Environmental Reports"), Landlord represents, to the best of its knowledge, that the Premises, Equipment Space and other areas in which Tenant's equipment and cable may be located will be free of Hazardous Materials in amounts and conditions which violate applicable Environmental Laws, and,
            (ii) Landlord, at Landlord's sole cost and expense following notice of any violation, will cause the Premises and Equipment Space (as configured and improved as of, and in the condition existing as of, the date of this Lease) to be in full compliance with any and all current governmental conditions and requirements including but not limited to those relating to asbestos, PCB's and other Hazardous Materials, subject to Tenant's obligations as set forth above regarding Tenant's acts or omissions in or about the Building or Property. Landlord, at Tenant's request, will make available all Environmental Reports to Tenant.

      (h) Landlord's Environmental Indemnity. Landlord shall, indemnify, defend and hold harmless Tenant from and against any and all losses, claims, suits and damages incurred by Tenant as a result of the presence, use, generation, storage, release or disposal of Hazardous Materials on, under or in the Building or the Property in violation of applicable Environmental Laws to the extent resulting from the act or negligent omission of Landlord.

33.   MISCELLANEOUS.

      (a) Governing Law. This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the state in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

      (b) Memorandum of Lease. Tenant shall not record this Lease or any memorandum.

      (c) Waiver of Jury Trial. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.

      (d) Force Majeure. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to fire, windstorm, flood, explosion, collapse of structures, governmental preemption or prescription, unavailability of utilities, strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure"). However, events of Force Majeure shall not extend or delay any date or period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

      (e) Brokers. Tenant represents that it has dealt directly with and only with the Broker(s) described in Article 1 as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Landlord shall pay a commission to Broker(s) pursuant to a separate agreement.

      (f)   Authorizations, Etc. Tenant covenants, warrants and represents that:
            (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

      (g) Time of Essence. Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant (if any). This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

      (h) Survival. The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease.

      (i) No Offer. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed and delivered by such party.

      (j) Integration. All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

      (k) Graphics. Tenant shall have the right to (i) one listing in the Building's directory on the ground floor lobby, to be provided by Landlord using the Building's standard lettering and (ii) one Building standard entry sign on or adjacent to the entrance to the Premises, to be provided at Tenant's expense.

      (l) Financial Information. Tenant, within fifteen (15) days after request by Landlord, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request. Landlord shall use reasonable efforts to maintain such information as confidential.

      (m) Standard for Consent. Except where expressly stated herein to the contrary, wherever the consent of Landlord or Tenant is required hereunder, the consent of such parties shall not be unreasonably withheld, delayed or conditioned. Whenever any act is required to be done by a party hereto to the satisfaction of or satisfactory to the other party or upon the request or requirement of the other party, the other party shall not unreasonably request or require such action by the performing party or decline to express is satisfaction therewith. Except as expressly set forth in this Lease, whenever a party's judgment is specified as the required standard or a party is permitted to exercise its discretion, such judgment and discretion shall be reasonably exercised.

      (n)   Confidentiality.

            (i) Landlord shall use reasonable efforts to keep all Confidential Information of Tenant (defined below) confidential; as used herein "Confidential Information of Tenant' shall mean any data or information pertaining to Tenant or Tenant's business, regardless of medium that is provided by Tenant to Landlord, including Tenant's plans and specifications or electrical power requirements, site plans, or copies of any such information but shall exclude any information (a) approved in writing by Tenant for release to third parties, (b) that Landlord possess independently of Tenant, (c) that Tenant places in the public domain or (d) except as may be approved in writing by Tenant for release to third parties or as may be required by applicable law or as Landlord may, in Landlord's good faith business judgment, disclose in confidence to Landlord's employees, partners, counsel, lenders, or investors, contractors, engineers, architects, project managers or other similar individuals or entities in the course of the operation of the Building and Property.

            (ii) Tenant agrees to use diligent efforts to keep confidential the terms and conditions of this Lease, and not to disclose (or allow Tenant's employees, representatives or brokers (including Tenant's Broker) to disclose) the terms and conditions of this Lease to any third parties except as may be approved in writing by Landlord for release to third parties or as may be required by applicable law, as reasonably determined by Tenant, or as Tenant may, in Tenant's good faith business judgment, disclose in confidence to Tenant's counsel, lenders, or investors. The violation of this provision by Tenant or Tenant's employees, representatives or brokers shall, at Landlord's option, be an incurable default under this Lease.

34.   ENTIRE AGREEMENT.

      This Lease and the following exhibits and attachments constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents:

      EXHIBIT A (Outline and Location of Premises and Landlord's Conduits) EXHIBIT B (INTENTIONALLY OMITTED)
      EXHIBIT C (Description of Property)
      EXHIBIT D (Rules and Regulations)
      EXHIBIT E (Commencement Letter)
      EXHIBIT F (HazMat Certificate)
      EXHIBIT G (Tenant Options)
      EXHIBIT H (Form of Landlord Consent and Subordination Agreement)

      Landlord and Tenant have executed this Lease as of the day and year first above written.

                                LANDLORD:  CARLYLE-CORE CHICAGO LLC
                                           A DELAWARE LIMITED LIABILITY COMPANY

                                    By:  /s/ Fred Ezra
                                         -------------------------------------
                                    Name:  Fred Ezra
                                         -------------------------------------
                                    Title: Manager
                                         -------------------------------------

                                TENANT:    NET 2000 COMMUNICATIONS, INC.,
                                           a Delaware corporation

                                    By:  /s/ MA Mendez
                                         -------------------------------------
                                    Name:  MA Mendez
                                         -------------------------------------
                                    Title: COO & Secretary
                                         -------------------------------------


                                    By:  /s/ James W. Mores
                                         -------------------------------------
                                    Name:  James W. Mores
                                         -------------------------------------
                                    Title: AVP of RE
                                         -------------------------------------

                                    EXHIBIT A

                              LOCATION OF PREMISES

                                       AND

                               LANDLORD'S CONDUITS









                               EXHIBIT A - Page 1

                                   EXHIBIT A
                              LOCATION OF PREMISES

                             [GRAPHIC OF FLOORPLAN]

                                   EXHIBIT A
                              LOCATION OF PREMISES

                  [GRAPHIC OF FLOORPLAN WITH LANDLORD CONDUIT]

                                    EXHIBIT B
                                 EQUIPMENT SPACE
                             [INTENTIONALLY OMITTED]



                                 EXHIBIT B-Page 1

                                    EXHIBIT C

                                    PROPERTY

CALUMET PLANT:

PARCEL l:

Lots 1, 2, 3, 4, 5, 6, 7, 8, and 9 in Gurley and Keith's subdivision of block 23 in assessor's division of the southwest fractional 1/4 of section 22, township 39 north, range 14, east of the third principal meridian, in Cook County, Illinois.

PARCEL 2:

All that vacated part of the intersection of East Cermak Road and South Park Avenue, described as follows: beginning at a point on the south line of lot 9 produced east across the entrance of a vacated alley to the southwesterly line of the right of way of the I.C. R.R. Company in Gurley and Keith's subdivision of block 23 in assessor's division of the southwest fractional 1/4 of section 22, township 39 north, range 14, east of the third principal meridian, 13 feet west of the southwesterly line of the right of way of the I.C. R.R. Company; thence east on said line to the southwesterly line of the right of way of the I.C. R.R. Company; thence southeasterly on the last described line a distance of 40 feet; thence northwesterly on a straight line to the point of beginning; in Cook County, Illinois.

PARCEL 3:

The northwesterly and southeasterly 30 feet wide vacated alley lying northeasterly and adjoining the northeasterly line of lots 1 to 9, both inclusive, in Gurley & Keith's subdivision of block 23 in assessor's division of the southwest fractional 1/4 of section 22, township 39 north, range 14, east of the third principal meridian, and lying southwesterly of and adjoining the southwesterly line of the right of way of the I.C. R.R. Company, in Cook County, Illinois.

PARCEL 4:

All that part of the south 1/2 of vacated East 21st Street lying north and adjoining the north line of lot 1 in Gurley & Keith's subdivision of block 23 in assessor's division aforesaid, produced east to the southwesterly right of way line of the I.C. R.R. Company; lying southwesterly and adjoining the southwesterly right of way line of the I.C. R.R. Company and lying southeasterly of and adjoining a line drawn from a point on the southwesterly line of the right of way of the I.C. R.R. Company, 5 feet southerly of the south line of lot 9 in block 6 of George Smith's addition to Chicago in the southwest fractional 1/4 of section 22, township 39 north, range 14, east of the third principal meridian, to the northeast corner of lot 1 in Gurley & Keith's subdivision of block 23 in assessor's division of the southwest fractional 1/4 of section 22, township 39 north, range 14, east of the third principal meridian, in Cook County, Illinois.

PARCEL 5:

The south 1/2 of vacated East 21st Street lying east of the east line of Calumet Avenue and west of parcel no. 4 above described, all in Cook County, Illinois.


                               EXHIBIT C-Page 1

PARCEL 6:

The north 1/2 of vacated East Cermak Road lying south of and adjoining the south line of lot 9 in Gurley & Keith's subdivision of block 23 in assessor's division aforesaid, produced east to the southwesterly right of way line of the I.C. R.R. Company (except that part described as parcel no. 2 above), all in Cook County, Illinois.

TRUCK LOT D:

PARCEL 1:

Lots 5, 6, 7, 8 and 9 in block 6 in George Smith's addition to Chicago of a subdivision of blocks 17 to 22 in assessor's division of the south west fractional 1/4 of section 22, township 39 north, range 14 east of the third principal meridian, in Cook County, Illinois.

PARCEL 2:

The north 1/2 of vacated East 21st Street lying south of and adjoining parcel 1 aforesaid and lying southwesterly of and adjoining the southwesterly right of way line of the Illinois Central Railroad.


                               EXHIBIT C-Page 2

                                    EXHIBIT D

                         BUILDING RULES AND REGULATIONS

        The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage (if any), the Property and the appurtenances. Capitalized terms have the same meaning as defined in the Lease.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord as specifically provided for in the Lease.

5.      Landlord will be provided with keys to the Premises.

6. All contractors, contractor's representatives and installation technicians performing work in the Building shall be subject to Landlord's prior approval and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.

7. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord's sole opinion, constitute a nuisance.

8. No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

9. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

10. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.

11. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees.

12. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.


                               EXHIBIT D-Page 1

13. Landlord may from time to time adopt systems and procedures for the security and safety of the Building, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures. Subject to Landlord's security procedures, access shall be permitted three hundred sixty-five (365) days a year, twenty-four (24) hours a week.

14. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

15. Tenant shall not canvass, solicit or peddle in or about the Building or the Property.

16. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking anywhere in the Building.


                               EXHIBIT D-Page 2

                                    EXHIBIT E

                               COMMENCEMENT LETTER

                                    (EXAMPLE)

Date:

Tenant: Net2OOO Communications, Inc.

Address:

Re: Commencement Letter with respect to that certain Lease dated as of ____________________, _______ by and between CARLYLE-CORE CHICAGO LLC, a Delaware limited liability company, as Landlord, and ___________________ ______________, as Tenant, located at 350 East Cermak Road, Chicago, Illinois 60616.

Dear         :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.      The Commencement Date of the Lease is __________________;

2.      The Rent Commencement Date of the Lease is __________________;

3.      The Expiration Date of the Lease is __________________;

4.      The Rentable Square Footage of the Premises is __________________;

5.      The Rentable Square Footage of the Equipment Space is ________________;

6.      Tenant's Pro Rata Share is __________________%;

7.      The schedule of Base Rent payable under the Lease is _________________;

8. The schedule of Equipment Space rent payable under the Lease is __________________;

9. The last day on which Tenant may exercise the Renewal Option is __________________, __________________.

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

__________________________




                               EXHIBIT E-Page 1

Agreed and Accepted:

        Tenant: _________________________________
        By:     _________________________________
        Name:   _________________________________
        Title:  _________________________________
        Date:   _________________________________


                               EXHIBIT E-Page 2

                                    EXHIBIT F

                   HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as tenant. After a lease agreement is signed by you and the Landlord (the "Lease"), on an annual basis in accordance with the provisions of the Lease, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:        CARLYLE-CORE CHICAGO LLC
                 c/o Core Location Realty Associates of Chicago, LLC
                 4520 East-West Highway, Suite 650
                 Bethesda, Maryland 20814
                 Attn: Mark Ezra

Name of Tenant:           NET2000 COMMUNICATIONS, INC.
                          2180 Fox Mill Road
                          Herndon, Virginia 20171
                          Attention: Legal Department

Contact Person, Title and Telephone Number(s): _________________________________

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s): ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Address of Premises: 350 East Cermak Road, Chicago, Illinois 60616

1.      GENERAL INFORMATION:

        Describe the initial proposed operations to take place in, on, or about the Premises or Equipment Space, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

________________________________________________________________________________
________________________________________________________________________________

2.      USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

        2.1 Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises or Equipment Space? Existing tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises or Equipment Space.

        Wastes                     Yes / /                      No / /


                                EXHIBIT F-Page 1

        Chemical Products          Yes / /                      No / /
        Other                      Yes / /                      No / /

                     If Yes is marked, please explain: _________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

        2.2 If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises or Equipment Space, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year's certificate.

3.      STORAGE TANKS AND SUMPS

        3.1 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises or Equipment Space? Existing tenants should describe any such actual or proposed activities.

                     Yes / /                            No / /

                     If yes, please explain: ___________________________________
________________________________________________________________________________
________________________________________________________________________________

4.      WASTE MANAGEMENT

        4.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

                  Yes / /                            No / /

        4.2 Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

                  Yes / /                            No / /

                   If yes, attach a copy of the most recent report filed.

5.      WASTEWATER TREATMENT AND DISCHARGE

        5.1 Will your company discharge wastewater or other wastes to:

            ______ storm drain?       ______ sewer?
            ______ surface water?     ______ no wastewater or other wastes
                                                discharged.


                               EXHIBIT F-Page 2

        Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).
________________________________________________________________________________
________________________________________________________________________________

        5.2 Will any such wastewater or waste be treated before discharge?

                  Yes / /             No / /

                  If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

________________________________________________________________________________
________________________________________________________________________________

6.      AIR DISCHARGES

        6.1 Do you plan for any air filtration systems or stacks to be used in your company's operations in, on or about the Premises or Equipment Space that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises or Equipment Space which discharge into the air and whether such air emissions are being monitored.

                  Yes / /             No / /

                  If yes, please describe: _____________________________________
________________________________________________________________________________
________________________________________________________________________________

        6.2 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises or Equipment Space.

            ______ Spray booth(s)      ______ Incinerator(s)
            ______ Dip tank(s)         ______ Other (Please describe)
            ______ Drying oven(s)      ______ No Equipment Requiring Air Permits

            If yes, please describe: ___________________________________________
________________________________________________________________________________
________________________________________________________________________________

7.      HAZARDOUS MATERIALS DISCLOSURES

        7.1 Has your company prepared or will it be required to prepare a Hazardous Materials management plan ("Management Plan") pursuant to Fire Department or other governmental or regulatory agencies' requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

            Yes / /                   No / /

        If yes, attach a copy of the Management Plan. Existing tenants should attach a copy of any required updates to the Management Plan.


                               EXHIBIT F-Page 3

8.      ENFORCEMENT ACTIONS AND COMPLAINTS

        8.1 With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

            Yes / /                   No / /

            If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Article 32 of the signed Lease.

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

         8.2 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

            Yes / /                   No / /

            If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of
Article 32 of the Lease.

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

9.      PERMITS AND LICENSES

        9.1 Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises or Equipment Space, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses, as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease and will be attached thereto as an exhibit; that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Article 32 of the Lease; and that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord's receipt and/or approval of such certificate.

Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant's indemnification of the Landlord and all Landlord Related Parties and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws: (i) the delivery of such certificate to Landlord and/or


                               EXHIBIT F-Page 4

Landlord's acceptance of such certificate, (ii) Landlord's review and approval of such certificate, (iii) Landlord's failure to obtain such certificate from Tenant at any time, or (iv) Landlord's actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises or Equipment Space by Tenant or Tenant's employees, agents, contractors or representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease and the continuance thereof throughout the term, and any renewals thereof, of the Lease.

I (print name) ______________________, acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

TENANT:

By:     ________________________________

Title:  ________________________________

Date:   ________________________________



                               EXHIBIT F-Page 5

                                    EXHIBIT G

                                 TENANT OPTIONS

1.      RENEWAL OPTION

        (a) Generally. Tenant shall have the right to extend the Term (the "Renewal Option") for one (1) additional period of five (5) years ("Renewal Term") if:

                (i) Landlord receives notice of exercise of the Renewal Option ("Initial Renewal Notice") no earlier than fifteen (15) full calendar months prior to the expiration of the initial Term and no later than twelve
                        (12) full calendar months prior to the expiration of the initial Term; and

                (ii) Tenant is not in default under the Lease beyond the applicable notice and cure period at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as defined below) or as of the Commencement of the Renewal Term; and

                (iii) The Premises or any portion thereof has not been sublet (other than pursuant to a Permitted Transfer) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

                (iv) This Lease has not been assigned by Tenant (other than pursuant to a Permitted Transfer) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice; and

                (v) Tenant executes and returns the Renewal Amendment (hereinafter defined) within thirty (30) days after submission to Tenant of an accurate Renewal Amendment; and

                (vi) Tenant (or a transferee pursuant to a Permitted Transfer) is in occupancy of all of the Premises at the time Tenant delivers its Initial Renewal Notice, at the time Tenant delivers its Binding Notice and as of the commencement of the Renewal Term.

        (b) Rent. The initial Base Rent rate and Equipment Space Rent rate during the Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per Rentable Square Foot, as determined by Landlord, but in any event not less than the Base Rent rate and Equipment Space Rent rate payable by Tenant immediately prior to the commencement of the Renewal Term.

        (c) Additional Rent. Tenant shall pay Additional Rent (i.e. Operating Expenses and Property Taxes) for the Premises during the Renewal Term in accordance with the Lease.

        (d) Determination of Base Rent. Within thirty (30) days after receipt of Tenants Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises and Equipment Space Rent rate for the Renewal Term. Tenant, within thirty (30) days after the date on which Landlord advises Tenant of the Base Rent rate and Equipment Space Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant falls to provide Landlord with either a Binding Notice or Rejection Notice within such thirty (30) day period, Tenants Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal


                               EXHIBIT G-Page 1

                Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market Base Rent rate and Equipment Space Rent rate during the Renewal Term. Upon agreement, Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market Base Rent rate and Equipment Space Rent rate for the Premises within thirty (30) days after the date on which Tenant provides Landlord with a Rejection Notice, then Tenant's Initial Renewal Notice and Tenant's exercise of the Renewal Option shall be null and void and of no further force or effect.

        (e) Renewal Amendment. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Base Rent, Equipment Space Rent, Term, Expiration Date and other appropriate terms. The Renewal Amendment shall be:

                (i) Sent to Tenant within a reasonable time after receipt of the Binding Notice; and

                (ii) Executed by Tenant and returned to Landlord in accordance with Section 1.(a)(v) above.

                An otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

        (f) Prevailing Market. For purpose hereof, "Prevailing Market" shall mean the arms length fair market annual rent rate per rentable square foot under renewal leases and amendments for comparable space (if any), the Building entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises and Equipment Space in the Building.


                               EXHIBIT G-Page 2

                                    EXHIBIT H

              FORM OF LANDLORD CONSENT AND SUBORDINATION AGREEMENT

        This Landlord Consent and Subordination Agreement (this "Agreement") is executed effective as of _______________________, by CARLYLE-CORE CHICAGO, LLC (the "Landlord"), to and for the benefit of NORTEL NETWORKS INC., both in its individual capacity and as agent for the Lenders (hereinafter defined) and as a Lender under the Credit Agreement (hereinafter defined) (in each such capacity, hereinafter called "Nortel Networks"), and the Lenders.

                                    RECITALS:

        A. Pursuant to that certain Lease dated _________________ 2000 (as amended, supplemented, restated or replaced from time to time, the "Lease") by and between the Landlord, as lessor, and NET2000 COMMUNICATIONS INC., as tenant or lessee (the "Lessee"), the Landlord leased certain real property and related interests (the "Premises"), to the Lessee, which Premises include approximately ______ square feet located on the second (2nd) floor of the Building located at 350 East Cermak Road, Chicago, Illinois 60606, the legal description of which is attached hereto as Schedule A.

        B. Nortel Networks and Lessee are parties to that certain Master Purchase Agreement dated as of November 2, 1998 (as amended, supplemented or restated from time to time, the "Supply Agreement") pursuant to which Nortel Networks has sold and/or will sell and Lessee has purchased and/or will purchase certain equipment and services.

        C. Nortel Networks, individually as a lender and as administrative agent for certain other lenders to be identified (collectively, including Nortel Networks and the successors and assigns of such other lenders and Nortel Networks, the "Lenders") and Lessee have entered into that certain Amended and Restated Credit Agreement dated as of July 30, 1999 (as amended, modified, supplemented, and/or restated from time to time, the "Amended Credit Agreement") pursuant to which the Lenders have agreed to make loans and perhaps provide other credit extensions to the Lessee to, among other things, finance Lessee's purchase of equipment under the Supply Agreement (the "Equipment").

        D. All amounts at any time owned or owing by Lessee to Nortel Networks under the Supply Agreement and all loans and other extensions of credit that may be made by the Lenders to Lessee pursuant to the Credit Agreement are or would be, respectively, secured by various assets, including, without limitation, the Equipment and other personal property of the Lessee and Lessee and/or Nortel Networks now or hereafter located on or about the Premises.

        E. Nortel Networks requires that this Agreement be executed by the Landlord in connection with the Supply Agreement and the Credit Agreement.

        NOW, THEREFORE, in consideration of the Premises and or other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord hereby covenants and agrees with Nortel Networks and the Lenders as follows (notwithstanding anything to the contrary contained in the Lease):

        1.      Subordination of Liens, etc.

                (a) All equipment (including, without limitation, the Equipment) and other property of the Lessee and/or Nortel Networks from time to time located on or about the Premises (the "Personal Property") is and shall remain personal property of the Lessee and/or Nortel Networks, (as applicable, as the Lessee and Nortel Networks may agree) and shall not become any part of the Premises regardless of the manner of the affixation thereto, and Nortel Networks and/or any Lender may at any time and from to time enter upon and otherwise have access to the Premises to inspect, guard, maintain, prepare for sale, sell, repossess and/or remove the Personal Property from the Premises in accordance with the terms of this Agreement and/or the Lease, which sale, repossession, and/or removal shall be free and clear of any lien, security interest, right or claim ("Lien") which the Landlord may now or hereafter have, such right and remedy of Nortel Networks and the Lenders being independent of any other right or remedy Nortel Networks and/or any Lender may


                                EXHIBIT H-Page 1
have, and the Landlord will not in any manner hinder, interfere or prevent any of the foregoing if carried out in accordance with the terms of this Agreement. Notwithstanding the foregoing consent of the Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), enter upon or otherwise have access to the Premises for the foregoing purposes at any time after the expiration of the Access Period. For purposes hereof, the term "Access Period" shall mean:

                     (i) in the case of a termination of the Lease by Landlord due to a default by Tenant thereunder, the period of time ending on the date that is the later to occur of (A) thirty (30) days after the initial date upon which the Lease is terminated and Nortel Networks (or any successor "Administrative Agent" under the Credit Agreement) has received written notice from the Landlord that such termination has occurred (which notice may not be given prior to the date of termination of the Lease) or (B) the date upon which the Landlord recovers possession of the Premises from the Lessee, whether by eviction in accordance with the laws of the State of Illinois or the voluntary surrender of possession of the Premises by the Lessee to the Landlord or

                     (ii) in the case of termination of the Lease due to casualty or condemnation or due to the natural expiration of the Term of the Lease, the period expiring as of the date of termination of the Lease. Nortel Networks and the Lenders agree that they will, from time to time promptly after any request by the Landlord to do so, reimburse the Landlord for any and all damages directly caused by their removal of the Personal Property from the Premises or repair such damages.

                (b) Any and all liens, security interests, rights and claims of every kind (whether contractual, statutory or otherwise) which the Landlord may now or hereafter have with respect to the Personal Property or any portion thereof (collectively, the "Landlord's Liens"), and any and all rights or remedies of every kind (whether contractual, statutory or otherwise) which the Landlord may now or hereafter have to levy or distrain upon any Personal Property or any interests therein or to claim or assert title to the Personal Property or any portion thereof or to make any other claim against the Personal Property or any portion thereof, are in each case hereby expressly made and shall be subject and subordinate in every respect to any and all liens, security interests, rights and claims and rights and remedies of every kind (whether contractual, statutory or otherwise) which Nortel Networks and/or any Lender may now or hereafter have with respect to the Personal Property or any portion thereof (whether the same secure the indebtedness, liabilities and/or obligations of the Lessee under the Supply Agreement and/or the Credit Agreement or otherwise) (collectively, the "Nortel Networks Liens"), including, without limitation, any rights to seize, hold, restrain, levy upon, take possession of, Personal Property or proceeds thereof shall in all respects be senior to and have priority over all Landlord's Liens in and to any Personal Property or proceeds thereof irrespective of the time or order of the creation or perfection of any Landlord's Liens.

                (c) If at any time the Landlord comes into possession or control of any proceeds of any Personal Property, such proceeds shall be held by the Landlord for the benefit of Nortel Networks and the Lenders, to the extent of their interest therein, and the same shall forthwith be paid and delivered to Nortel Networks.

        2.      Assignment of Lease, etc.

                (a) The Lessee shall be permitted, pursuant to the provisions of the Lease, to transfer and assign all right, title and interest of the Lessee in and to the Lease to Nortel Networks and/or the Lenders and/or their successor and assigns and, in the event of any such transfer or assignment, and provided Nortel Networks and/or the Lenders and/or their successors or assigns (as applicable) expressly assume in writing and agree to perform each of the Lessee's covenants, duties and obligations which will arise and accrue from and after the date of such transfer or assignment, the Landlord agrees that it will recognize Nortel Networks and/or the Lenders and/or their successors and assigns (as applicable) as the successor(s)-in-interest to the Lessee under the Lease as if Nortel Networks and/or the Lenders and/or their successors or assigns (as applicable) were the Lessee under the Lease; provided, however, that the Landlord shall not be obligated to recognize Nortel Networks or any Lender as successor-in-interest to the Lessee under the Lease unless such successor-in-interest is at least as credit worthy as was the Lessee as of the initial date of the Lease.

                (b) The Landlord hereby (i) confirms the existence and validity of the Lease, (ii) confirms that the Landlord is the owner and holder of the Lease, (iii) confirms that, to the Landlord's current, actual knowledge, no monetary default and no other default has occurred under the terms of the Lease,
(iv) agrees to provide Nortel Networks (or its


                               EXHIBIT H-Page 2
successors or assigns), at its address specified below (or at the address of its successors or assigns of which the Landlord is subsequently notified), a copy of any notice of default delivered to the Lessee under the Lease substantially concurrently with the delivery of such notice to the Lessee and (v) agrees that, prior to the termination of the Lease as a result of a default of the Lessee thereunder, the Landlord will provide written notice of such default to Nortel Networks (or its successors or assigns) and the Lenders a period of time, after notice of such default is given to Nortel Networks (or its successors or assigns), equal to the applicable cure period specified in the Lease within which to cure such default. For purposes of this Paragraph 2, the address of Nortel Networks is as follows:

           Nortel Networks Inc.
           GMS 991 15 A4)
           2221 Lakeside Blvd.
           Richardson, Texas 75082-4399
           Attention:        Charles M. Helm, Esq.
           Telephone:        (972) 685-7839
           Telecopier:       (972) 684-3679

In addition, within fifteen business days after written request by Nortel Networks (or its successors or assigns) or any Lender (which request may not occur more than twice during any calendar year in the case of an estoppel certificate or other instrument referred to in clause (A) succeeding), the Landlord will execute and deliver in favor of Nortel Networks (or its successors or assigns) and/or the Lenders (as may be requested) (A) an estoppel certificate or other instrument in form reasonably acceptable to Nortel Networks (or its successors or assigns) or such Lender (as applicable) pursuant to which the Landlord will, as of the then current date, reconfirm each of the matters referred to in clauses (i), (ii) and (iii) preceding (or specify any facts which prevent any such reconfirmation) and (B) in the event that Nortel Networks (or its successor or assigns) or any Lender has succeeded to the rights of the Lessee under the Lease in accordance with Section 2(a) hereof, a new lease with respect to the Premises in form and substance identical to the Lease, except that such lease shall name Nortel Networks (or its successor or assigns) and/or the Lenders (as may be requested) as lessee and the Landlord as lessor.

        3. No Obligation of Nortel Networks or Lenders. Nothing contained herein shall be deemed or construed to obligate Nortel Networks or any Lender to take any action hereunder or under to with respect to the Lease or to perform or discharge any indebtedness, liability, obligation or duty of the Lessee under the Lease.

        4. Successors and Assigns. This Agreement shall inure to the benefit of Nortel Networks and the Lenders and their successors and assigns, including any person or entity who shall have succeeded to Nortel Networks' or any Lender's interest by, through or under judicial foreclosure or private sale or other proceedings, or deed in lieu of foreclosure, or otherwise. Without limiting the generality of the foregoing, all rights, remedies, benefits and privileges of Nortel Networks under this Agreement shall insure to the benefit of the "Administrative Agent" and the "Lenders", as such terms are defined in the Credit Agreement, under the Credit Agreement, and all such rights, remedies, benefits and privileges may, at any time, at the option of Nortel Networks and without the necessity of any consent or approval of the Landlord or the Lessee, be transferred or assigned to the "Administrative Agent" as such term is defined in the Credit Agreement.


                               EXHIBIT H-Page 3

Executed as of the date first above written.

                            LANDLORD:

                            CARLYLE-CORE CHICAGO LLC

                            By: __________________________________________
                            Name: ________________________________________
                            Title: _______________________________________

                            LESSEE:

                            NET 2000 COMMUNICATIONS

                            By: __________________________________________
                            Name: ________________________________________
                            Title: _______________________________________

State of ___________________)
                            )ss:
County of___________________)

        This instrument was acknowledged before me ______________________, 2000, by _________________________ of ___________________, a ____________________, on
behalf of said entity.

                         _____________________________________________
                         Notary Public for the State of ______________

                         _____________________________________________
                         Print Name of Notary


My Commission Expires: ___________________


State of ___________________)
                            )ss:
County of___________________)

        This instrument was acknowledged before me ______________________, 2000, by _________________________ of ___________________, a ____________________, on
behalf of said entity.

                         _____________________________________________
                         Notary Public for the State of ______________

                         _____________________________________________
                         Print Name of Notary


My Commission Expires: ___________________



                               EXHIBIT H-Page 4